Exhibit 10.1

EXECUTION COUNTERPART

$2,400,000,000

REVOLVING CREDIT AGREEMENT

dated as of October 15, 2004

by and among

WASTE MANAGEMENT, INC.
(the “Borrower”)

and

WASTE MANAGEMENT HOLDINGS, INC.
(the “Guarantor”)

and

Certain Banks

and

CITIBANK, N.A.,
as Administrative Agent

and

JPMORGAN CHASE BANK and FLEET NATIONAL BANK,
as Syndication Agents

BARCLAYS BANK PLC and DEUTSCHE BANK SECURITIES INC.,
as Documentation Agents

J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC
as Lead Arrangers and Book Managers

TABLE OF CONTENTS

§1. DEFINITIONS AND RULES OF INTERPRETATION	1
§1.1. Definitions	1
§1.2. Rules of Interpretation	18
§1.3. Classification of Loans and Borrowings	19
§2. THE LOAN FACILITIES	19
§2.1. Commitment to Lend	19
§2.2. Facility Fee	19
§2.3. Reduction and Increase of Total Commitment	19
§2.3.1. Reduction of Total Commitment	19
§2.3.2. Increase of Total Commitment	20
§2.4. Repayment of Loans; Evidence of Debt	20
§2.5. Interest on Loans	21
§2.6. Requests for Syndicated Loans	21
§2.7. Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum Amounts	22
§2.8. Funds for Syndicated Loans	23
§2.9. Maturity of the Loans and Reimbursement Obligations	24
§2.10. Optional Prepayments or Repayments of Loans	24
§2.11. Swing Line Loans; Settlements	24
§3. LETTERS OF CREDIT	26
§3.1. Letter of Credit Commitments	26
§3.2. Reimbursement Obligation of the Borrower	28
§3.3. Obligations Absolute	28
§3.4. Reliance by the Issuing Banks	29
§3.5. Notice Regarding Letters of Credit	29
§3.6. Letter of Credit Fee; Issuance Fee	29
§4. COMPETITIVE BID LOANS	29
§4.1. The Competitive Bid Option	29
§4.2. Competitive Bid Loan Accounts; Competitive Bid Loans	29
§4.3. Competitive Bid Quote Request; Invitation for Competitive Bid Quotes	30
§4.4. Alternative Manner of Procedure	31
§4.5. Submission and Contents of Competitive Bid Quotes	31
§4.6. Notice to Borrower	32
§4.7. Acceptance and Notice by Borrower and Administrative Agent	33
§4.8. Allocation by Administrative Agent	33
§4.9. Funding of Competitive Bid Loans	33
§4.10. Funding Losses	34
§4.11. Repayment of Competitive Bid Loans; Interest	34
§5. PROVISIONS RELATING TO ALL LOANS AND LETTERS OF CREDIT	34
§5.1. Payments	34
§5.2. Mandatory Repayments of the Loans	36
§5.3. Computations	36
§5.4. Illegality; Inability to Determine Eurodollar Rate	37
§5.5. Additional Costs, Etc	37

- i -

§5.6. Capital Adequacy	38
§5.7. Certificate	39
§5.8. Eurodollar and Competitive Bid Indemnity	39
§5.9. Interest on Overdue Amounts	39
§5.10. Interest Limitation	40
§5.11. Reasonable Efforts to Mitigate	40
§5.12. Replacement of Banks	40
§5.13. Advances by Administrative Agent	41
§6. REPRESENTATIONS AND WARRANTIES	41
§6.1. Corporate Authority	41
§6.2. Governmental and Other Approvals	42
§6.3. Title to Properties; Leases	42
§6.4. Financial Statements; Solvency	42
§6.5. No Material Changes, Etc	43
§6.6. Franchises, Patents, Copyrights, Etc	43
§6.7. Litigation	43
§6.8. No Materially Adverse Contracts, Etc	43
§6.9. Compliance With Other Instruments, Laws, Etc	43
§6.10. Tax Status	44
§6.11. No Event of Default	44
§6.12. Holding Company and Investment Company Acts	44
§6.13. Absence of Financing Statements, Etc	44
§6.14. Employee Benefit Plans	44
§6.14.1. In General	44
§6.14.2. Terminability of Welfare Plans	45
§6.14.3. Guaranteed Pension Plans	45
§6.14.4. Multiemployer Plans	45
§6.15. Environmental Compliance	45
§6.16. Disclosure	47
§6.17. Permits and Governmental Authority	47
§7. AFFIRMATIVE COVENANTS OF THE BORROWER	47
§7.1. Punctual Payment	47
§7.2. Maintenance of U.S. Office	47
§7.3. Records and Accounts	47
§7.4. Financial Statements, Certificates and Information	47
§7.5. Existence and Conduct of Business	49
§7.6. Maintenance of Properties	49
§7.7. Insurance	49
§7.8. Taxes	50
§7.9. Inspection of Properties, Books and Contracts	50
§7.10. Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits	50
§7.11. Environmental Indemnification	50
§7.12. Further Assurances	51
§7.13. Notice of Potential Claims or Litigation	51
§7.14. Notice of Certain Events Concerning Environmental Claims	51

- ii -

§7.15. Notice of Default	52
§7.16. Use of Proceeds	52
§7.17. Certain Transactions	52
§8. NEGATIVE COVENANTS OF THE BORROWER	52
§8.1. Restrictions on Indebtedness	53
§8.2. Restrictions on Liens	53
§8.3. Restrictions on Investments	54
§8.4. Mergers, Consolidations, Sales	54
§8.5. Restricted Distributions and Redemptions	55
§8.6. Employee Benefit Plans	55
§9. FINANCIAL COVENANTS OF THE BORROWER	56
§9.1. Interest Coverage Ratio	56
§9.2. Total Debt to EBITDA	56
§10. CONDITIONS PRECEDENT	56
§10.1. Conditions To Effectiveness	56
§10.1.1. Corporate Action	56
§10.1.2. Loan Documents, Etc	56
§10.1.3. Certified Copies of Charter Documents	56
§10.1.4. Incumbency Certificate	56
§10.1.5. Certificates of Insurance	57
§10.1.6. Opinion of Counsel	57
§10.1.7. Satisfactory Financial Condition	57
§10.1.8. Payment of Closing Fees	57
§10.1.9. Termination of Existing Credit Agreements	57
§10.1.10. Closing Certificate	57
§11. CONDITIONS TO ALL LOANS	57
§11.1. Representations True	57
§11.2. Performance; No Event of Default	58
§11.3. Proceedings and Documents	58
§12. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT	58
§12.1. Events of Default and Acceleration	58
§12.2. Termination of Commitments	61
§12.3. Remedies	61
§13. SETOFF	61
§14. EXPENSES	61
§15. THE AGENTS	62
§15.1. Authorization and Action	62
§15.2. Administrative Agent’s Reliance, Etc	62
§15.3. Citibank and Affiliates	63
§15.4. Bank Credit Decision	63
§15.5. Indemnification	63
§15.6. Successor Administrative Agent	63
§15.7. Lead Arrangers, Etc	64
§15.8. Documents	64
§15.9. Action by the Banks, Consents, Amendments, Waivers, Etc	64
§16. INDEMNIFICATION	65

- iii -

§17. WITHHOLDING TAXES	65
§18. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION	67
§18.1. Confidentiality	67
§18.2. Prior Notification	68
§18.3. Other	68
§19. SURVIVAL OF COVENANTS, ETC	68
§20. ASSIGNMENT AND PARTICIPATION	68
§21. PARTIES IN INTEREST	70
§22. NOTICES, ETC	70
§23. MISCELLANEOUS	71
§24. CONSENTS, ETC	72
§25. WAIVER OF JURY TRIAL	72
§26. GOVERNING LAW; SUBMISSION TO JURISDICTION	73
§27. SEVERABILITY	73
§28. GUARANTY	73
§28.1. Guaranty	73
§28.2. Guaranty Absolute	73
§28.3. Effectiveness; Enforcement	74
§28.4. Waiver	74
§28.5. Expenses	75
§28.6. Concerning Joint and Several Liability of the Guarantor	75
§28.7. Waiver	77
§28.8. Subrogation; Subordination	77
§29. PARI PASSU TREATMENT	77
§30. FINAL AGREEMENT	78
§31. USA PATRIOT Act	78

Exhibits

Exhibit A	Form of Syndicated Loan Request

Exhibit B	Form of Letter of Credit Request

Exhibit C	Form of Compliance Certificate

Exhibit D	Form of Assignment and Acceptance

Exhibit E	Form of Competitive Bid Quote Request

Exhibit F	Form of Invitation for Competitive Bid Quotes

Exhibit G	Form of Competitive Bid Quote

Exhibit H	Form of Notice of Acceptance/Rejection of Competitive Bid Quote(s)

- iv -

Schedules

Schedule 1	Banks; Commitments

Schedule 1.1	Existing Liens

Schedule 3.1	Issuing Bank Limits

Schedule 3.1.1	Form of Increase/Decrease Letter

Schedule 3.1.2	Existing Letters of Credit

Schedule 6.7	Litigation

Schedule 6.15	Environmental Compliance

Schedule 8.1(a)	Existing Indebtedness

- v -

REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT is made as of the 15th day of October, 2004, by and among WASTE MANAGEMENT, INC., a Delaware corporation having its chief executive office at 1001 Fannin Street, Suite 4000, Houston, Texas 77002 (the “Borrower”), WASTE MANAGEMENT HOLDINGS, INC., a wholly-owned Subsidiary of the Borrower (the “Guarantor”), certain financial institutions (the “Banks”) and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

     WHEREAS, the Borrower has requested certain financing arrangements and the Banks have agreed to provide such financing arrangements on the terms set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, this Agreement will take effect on the Effective Date, on the following terms:

§1. DEFINITIONS AND RULES OF INTERPRETATION.

          §1.1. Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

     Absolute Competitive Bid Loan(s). Competitive Bid Loans bearing interest at a fixed rate per annum in accordance with §4.5(b)(v).

     Accountants. See §7.4(a).

     Administrative Agent. See Preamble.

     Administrative Agent’s Account. The account of the Administrative Agent maintained by the Administrative Agent at Citibank at Two Penns Way, Suite 200, New Castle, Delaware 19720, ABA# 021000089, Account No. 36852248, Account Name: NAIB Agency Medium Term Finance/Reference: Waste Management, Attention: Tara Wooster, or such other account as may from time to time be designated by the Administrative Agent to the Borrower and the Banks in writing.

     Affected Bank. See §5.12.

     Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto, as from time to time amended and supplemented in accordance with the terms hereof.

     Applicable Base Rate. The applicable rate per annum of interest on the Base Rate Loans as set forth in the Pricing Table.

     Applicable Eurodollar Rate. The applicable rate per annum of interest on the Eurodollar Loans shall be as set forth in the Pricing Table.

     Applicable Facility Fee Rate. The applicable rate per annum with respect to the Facility Fee shall be as set forth in the Pricing Table.

     Applicable L/C Rate. The applicable rate per annum on the Maximum Drawing Amount shall be as set forth in the Pricing Table.

     Applicable Requirements. See §7.10.

     Applicable Spot Rate. On any date, the quoted spot rate for conversion of Canadian Dollars to U.S. Dollars as published on Reuters page 1FED at approximately 10:00 a.m. New York time on such date, and as determined as provided in the definition of “U.S. Dollar Equivalent” herein.

     Applicable Swing Line Rate. The annual rate of interest agreed upon from time to time by the Administrative Agent and the Borrower with respect to Swing Line Loans.

     Approved Fund. Any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank or (b) a Bank Affiliate.

     Assignment and Acceptance. See §20.

     Balance Sheet Date. December 31, 2003.

     Bank Affiliate. (a) With respect to any Bank, (i) a Person that directly, or indirectly through one or more intermediaries, possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Bank, whether through the ability to exercise voting power, by contract or otherwise or is controlled by or is under common control with such Bank (an “Affiliate”) or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

     Banks. See Preamble.

     Base Rate. A fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

     (a) the rate of interest announced publicly by Citibank in New York City from time to time as Citibank’s base rate; or

     (b) 0.50% per annum above the Federal Funds Rate in effect from time to time.

Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

     Base Rate Loans. Syndicated Loans bearing interest calculated by reference to the Base Rate.

     Borrower. See Preamble.

     Borrowing. (a) Syndicated Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Bid Loan or group of Competitive Bids Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) Swing Line Loans.

     Business Day. Any day, other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized by law to close, and, when used in connection with a Eurodollar Loan, a Eurodollar Business Day.

     Canadian Dollars or C$. The lawful currency of Canada.

     Canadian Dollar Letter of Credit. See §3.1(e).

     Canadian Subsidiary. A Subsidiary that is organized under the laws of Canada or any province thereof.

     Capitalized Leases or Capital Leases. Leases under which a Person is the lessee or obligor and the discounted future rental payment obligations under which are required to be capitalized on the consolidated balance sheet of the lessee or obligor in accordance with GAAP.

     Cash Equivalents. Investments in (i) direct obligations of, or unconditionally guaranteed by, the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of less than one year, (ii) U.S. Dollar-denominated time deposits, certificates of deposit and banker’s acceptances of any Bank or any other bank whose short-term commercial paper rating from Standard & Poor’s is at least A-1 or from Moody’s is at least P-1 (each an “Approved Bank”) with maturities of not more than one year from the date of investment, (iii) commercial paper issued by, or guaranteed by, an Approved Bank or by the parent company of an Approved Bank, or issued by, or guaranteed by, any company with a long-term senior unsecured debt rating of at least A+ by Standard & Poor’s and A1 by Moody’s, in each case maturing within one year from the date of investment, (iv) repurchase agreements with a term of less than one year for underlying securities of the types described in clauses (ii) and (iii) entered into with an Approved Bank, (v) auction rate securities with an auction frequency of not more than 35 days, carrying a credit rating of at least AA by Standard & Poor’s or at least Aa from Moody’s; (vi) variable rate demand notes with a put option no longer than seven days from date of purchase to the extent backed by letters of credit issued by banks having a credit rating of at least A1 from Moody’s or P1 from

Standard & Poor’s; and (vii) any fund or funds making substantially all of their Investments in Investments of the kinds described in clauses (i) through (vi) above.

     CERCLA. See §6.15(a).

     Certified or certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly, in all material respects, the financial position of such Person.

     CFO or CAO. See §7.4(b).

     Citibank. Citibank, N.A.

     Class. When used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Syndicated Loans, Competitive Bid Loans or Swing Line Loans.

     Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

     Commitment. With respect to each Bank, such Bank’s commitment to make Syndicated Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, determined by multiplying such Bank’s Commitment Percentage by the Total Commitment.

     Commitment Percentage. With respect to each Bank, the percentage initially set forth next to such Bank’s name on Schedule 1 hereto, as the same may be adjusted in accordance with §20.

     Competitive Bid Loan(s). A Borrowing hereunder consisting of one or more loans made by any of the participating Banks whose offer to make a Competitive Bid Loan as part of such Borrowing has been accepted by the Borrower under the auction bidding procedure described in §4 hereof.

     Competitive Bid Loan Accounts. See §4.2(a).

     Competitive Bid Margin. See §4.5(b)(iv).

     Competitive Bid Quote. An offer by a Bank to make a Competitive Bid Loan in accordance with §4.5 hereof.

     Competitive Bid Quote Request. See §4.3.

     Competitive Bid Rate. See §4.5(b)(v).

     Compliance Certificate. See §7.4(c).

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower, its Subsidiaries and all variable interest entities consolidated in accordance with GAAP.

     Consolidated Earnings Before Interest and Taxes or EBIT. For any period, the Consolidated Net Income (or Deficit) of the Borrower on a consolidated basis plus, without duplication, the sum of (1) interest expense, (2) equity in losses (earnings) of unconsolidated entities, (3) income taxes, (4) non-cash writedowns or write-offs of assets, including non-cash losses on the sale of assets outside the ordinary course of business, (5) non-recurring charges for settlement or judgment costs with respect to the shareholder lawsuits and actions brought against the Borrower or the Guarantor related to, arising or resulting from, the restatements of financial statements or results, lowered expected earnings announcements occurring in 1998 and 1999, alleged misrepresentations, misstatements or omissions contained in, or the adequacy of, any disclosure documents filed with the Securities and Exchange Commission in 1998 and 1999, as further described in the Disclosure Documents (collectively, the “Shareholder Suits”), and (6) EBIT of the businesses acquired by the Borrower or any of its Subsidiaries (through asset purchases or otherwise) (each an “Acquired Business”) or the Subsidiaries acquired or formed since the beginning of such period (each a “New Subsidiary”) provided, that a statement identifying all such Acquired Businesses and the EBIT of such Acquired Businesses is delivered to the Banks with the Compliance Certificate for such period, all to the extent that each of items (1) through (5) was deducted in determining Consolidated Net Income (or Deficit) in the relevant period, minus non-cash extraordinary gains on the sale of assets outside the ordinary course of business to the extent included in Consolidated Net Income (or Deficit).

     Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization or EBITDA. For any period, EBIT plus (a) depreciation expense, and (b) amortization expense to the extent the same would be included in the calculation of Consolidated Net Income (or Deficit) for such period, determined in accordance with GAAP.

     Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

     Consolidated Tangible Assets. Consolidated Total Assets less the sum of:

     (a) the total book value of all assets of the Borrower on a consolidated basis properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

     (b) all amounts representing any write-up in the book value of any assets of the Borrower on a consolidated basis resulting from a revaluation thereof subsequent to the Balance Sheet Date.

     Consolidated Total Assets. All assets of the Borrower determined on a consolidated basis in accordance with GAAP.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required by GAAP to be paid or (without duplication) accrued during such period on all Indebtedness of the Borrower on a consolidated basis outstanding during all or any part of such period, including capitalized interest expense for such period.

     Defaulting Bank. See §5.12.

     Defaults. See §12.1.

     Disclosure Documents. The Borrower’s financial statements referred to in §6.4 and filings made by the Borrower or the Guarantor with the Securities and Exchange Commission that were publicly available prior to the Effective Date which were provided to the Banks.

     Disposal or Disposed. See “Release”.

     Distribution. The declaration or payment of any dividend or other return on equity on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person (other than dividends or other such returns payable solely in shares of capital stock, partnership interests or membership units of such Person, as the case may be); the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

     Dollars or US$ or $ or U.S. Dollars. The lawful currency of the United States of America.

     Drawdown Date. The date on which any Loan is made or is to be made, or any amount is paid by an Issuing Bank under a Letter of Credit.

     EBIT. See definition of Consolidated Earnings Before Interest and Taxes.

     EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

     Effective Date. The date on which the conditions precedent set forth in §10.1 hereof are satisfied.

     Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower, any of its Subsidiaries, or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. See §6.15(a).

     EPA. See §6.15(b).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or any of its Subsidiaries under §414 of the Code.

     ERISA Reportable Event. A reportable event within the meaning of §4043 of ERISA and the regulations promulgated thereunder with respect to a Guaranteed Pension Plan as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Loan, the maximum rate (expressed as a decimal) at which the bank acting as Administrative Agent would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

     Eurodollar Competitive Bid Loans. Competitive Bid Loans bearing interest calculated by reference to the Eurodollar Rate in accordance with §4.5(b)(iv).

     Eurodollar Lending Office. Initially, the office of each Bank set forth in the administrative materials provided to the Administrative Agent; thereafter, upon notice to the Administrative Agent, such other office of such Bank that shall be making or maintaining Eurodollar Loans.

     Eurodollar Loans. Syndicated Loans bearing interest calculated by reference to the Eurodollar Rate.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Loan, (i)(a) the rate of interest equal to the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time) as of 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period, or (b) if such rate is not shown at such place, the rate of interest equal to (i) the rate per annum at which the Administrative Agent’s Eurodollar Lending Office is offered Dollar deposits at approximately 10:00 a.m. (New York time) two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Administrative Agent to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Events of Default. See §12.1.

     Existing Credit Agreements. The existing $650,000,000 Three-Year Revolving Credit Agreement dated as of June 27, 2002 of the Borrower, and the existing $1,750,000,000 Five-Year Revolving Credit Agreement dated as of June 29, 2001 of the Borrower, as amended.

     Existing Letters of Credit. Those Letters of Credit that were issued under the Existing Credit Agreements and are outstanding as of the date hereof, and which are identified in Schedule 3.1.2 hereof.

     Facility Fee. See §2.2.

     Federal Funds Rate. For any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

     Financial Affiliate. A subsidiary of the bank holding company controlling any Bank, which subsidiary is engaging in any of the activities permitted by §4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. §1843).

     Generally accepted accounting principles or GAAP. (i) When used in this Agreement, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date; provided, that in each of (A) and (B), such meaning shall include the application of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (revised December 2003) (“FIN 46-R”), provided, further, that in each case referred to in this definition of “generally accepted accounting principles” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Obligations. See §28.1.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower, its Subsidiaries or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor. See Preamble.

     Guaranty. Any obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.

     Hazardous Substances. See §6.15(b).

     Indebtedness. Collectively, without duplication, whether classified as Indebtedness, an Investment or otherwise on the obligor’s balance sheet, (a) all indebtedness for borrowed money, (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business which either (i) are not overdue by more than ninety (90) days, or (ii) are being disputed in good faith and for which adequate reserves have been established in accordance with GAAP), (c) all obligations evidenced by notes, bonds, debentures or other similar debt instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations, liabilities and indebtedness under Capitalized Leases, (f) all obligations, liabilities or indebtedness arising from the making of a drawing under surety, performance bonds, or any other bonding arrangement, (g) Guaranties with respect to all Indebtedness of others referred to in clauses (a) through (f) above, and (h) all Indebtedness of others referred to in clauses (a) through (f) above secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any Lien on the property or assets of the Borrower or any Subsidiary, even though the owner of the property has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness; provided that if a Permitted Receivables Transaction is outstanding and is accounted for as a sale of accounts receivable under generally accepted accounting principles, Indebtedness shall also include the additional Indebtedness, determined on a consolidated basis, which would have been outstanding had such Permitted Receivables Transaction been accounted for as a borrowing.

     Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in accordance with this Agreement (i) for any Base Rate Loan or Swing Line Loan, the first day of the following month; (ii) for any Eurodollar Loan, 1, 2, 3, or 6 months; (iii) for any Absolute Competitive Bid Loan, from 7 through 180 days; and (iv) for any Eurodollar Competitive Bid Loan, 1, 2, 3, 4, 5, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in accordance with this Agreement or if such period has no numerically corresponding day, on the last Business Day of such period; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next succeeding Business Day; provided further that for any Interest Period for any Eurodollar Loan or Eurodollar Competitive Bid Loan, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall be deemed to end on the next preceding Business Day; and provided further that no Interest Period shall extend beyond the Maturity Date.

     Interim Balance Sheet Date. June 30, 2004.

     Investments. All expenditures made by a Person and all liabilities incurred (contingently or otherwise) by a Person for the acquisition of stock of (other than the stock of Subsidiaries), or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any Guaranties or other commitments as described under Indebtedness, or obligations of, any other Person, including without limitation, the funding of any captive insurance company (other than loans, advances, capital contributions or transfers of property to any Subsidiaries or variable interest entities consolidated in accordance with FIN 46-R, or Guaranties with respect to Indebtedness of any Subsidiary or variable interest entities consolidated in accordance with FIN 46-R). In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a Guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by partial or full repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Issuance Fee. See §3.6.

     Issuing Banks. (i) Fleet National Bank, JPMorgan Chase Bank, Citibank, Wachovia Bank, SunTrust Bank, PNC Bank National Association and BNP Paribas, (ii) solely for purposes of acting as issuer of Existing Letters of Credit, Deutsche Bank AG and (iii) any other Bank that agrees (in its sole discretion) to act as Issuing Bank pursuant to an instrument in writing in form and substance satisfactory to such Bank, the Borrower and the Administrative Agent and signed by them (which instrument shall set forth the maximum aggregate face amount of all Letters of Credit of such Issuing Bank and shall, as to such maximum amount, automatically be deemed to supplement Schedule 3.1 hereto); provided, that in the case of any Existing Letter of Credit that was issued through an affiliate of an Issuing Bank, such Letter of Credit shall be deemed for purposes of §3.1(a) to have been issued by such Issuing Bank and the provisions of Section 3.1(g) shall apply.

     Lead Arrangers and Book Managers. Banc of America Securities LLC and J.P. Morgan Securities Inc., as Lead Arrangers and Book Managers in connection with the credit facility provided herein.

     Letter of Credit Applications. Letter of credit applications in such form or forms as may be agreed upon by the Borrower and the relevant Issuing Bank from time to time which are entered into pursuant to §3 hereof, specifically referencing this Agreement, as such Letter of Credit Applications may be amended, varied or supplemented from time to time; provided, however, in the event of any conflict or inconsistency between the terms of any Letter of Credit Application and this Agreement, the terms of this Agreement shall control.

     Letter of Credit Fee. See §3.6.

     Letter of Credit Participation. See §3.1(c).

     Letter of Credit Request. See §3.1(a).

     Letters of Credit. Letters of credit issued or to be issued by the Issuing Banks under §3 hereof for the account of the Borrower (including without limitation any Canadian Dollar Letters of Credit), and the Existing Letters of Credit.

     Lien. With respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge, security interest, assignment, deposit arrangement or other restriction in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     Loan Documents. This Agreement, the Letter of Credit Applications, the Letters of Credit and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

     Loans. Collectively, the Syndicated Loans, the Swing Line Loans and the Competitive Bid Loans.

     Majority Banks. At any date, Banks the aggregate amount of whose Commitments is greater than fifty percent (50%) of the Total Commitment; provided that in the event that the

Total Commitment has been terminated, the Majority Banks shall be Banks holding greater than fifty percent (50%) of the aggregate outstanding principal amount of the Obligations on such date.

     Material Adverse Effect. A material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower or the Guarantor to perform any of its obligations under any Loan Document to which it is a party, or (c) the rights of, or remedies or benefits available to, the Administrative Agent or any Bank under any Loan Document.

     Maturity Date. October 15, 2009.

     Maximum Drawing Amount. At any time, the maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit (using, in the case of Canadian Dollar Letters of Credit, the U.S. Dollar Equivalent of the aggregate undrawn face amount thereof on the relevant date).

     Moody’s. Moody’s Investors Service, Inc.

     Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Borrower, any of its Subsidiaries, or any ERISA Affiliate.

     New Lending Office. See §5.1(d).

     Non-U.S. Bank. See §5.1(c).

     Notes. Notes issued according to §2.4(e).

     Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Administrative Agent arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Letters of Credit, or any other instrument at any time evidencing any thereof, individually or collectively, existing on the date of this Agreement or arising thereafter, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Liens. Any of the following Liens:

     (a) Liens for taxes not yet due or that are being contested in compliance with §7.8;

     (b) carriers’, warehousemen’s, maritime, mechanics, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside as required by GAAP;

     (c) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

     (d) Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Leases), statutory obligations, surety and appeal bonds, suretyship, performance and landfill closure bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) zoning restrictions, easements, rights-of-way, restrictions on use of property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

     (f) the Liens on Schedule 1.1 hereto securing the obligations listed on such Schedule and any replacement Lien securing any renewal, extension or refunding of such obligations if the amount secured by such renewal, extension or refunding Lien shall not exceed the amount of the outstanding obligations secured by the Lien being replaced at the time of such renewal, extension or refunding (plus transaction costs, including premiums and fees, related to such renewal, extension or refunding) and if such replacement Lien shall be limited to substantially the same property that secured the Lien so replaced;

     (g) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith by appropriate action and with respect to which adequate reserves are being maintained and, in the case of judgment liens, execution thereon is stayed;

     (h) rights reserved or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Borrower or any Subsidiary, or to use such property in a manner that does not materially impair the use of such property for the purposes for which it is held by the Borrower or such Subsidiary;

     (i) any obligations or duties affecting the property of the Borrower or any of its Subsidiaries to any municipality, governmental, statutory or public authority with respect to any franchise, grant, license or permit;

     (j) Liens filed in connection with sales of receivables by any of the Subsidiaries (other than the Guarantor) to a wholly-owned special purpose financing Subsidiary for purposes of perfecting such sales, provided that no third party has any rights with respect to such Liens or any assets subject thereto;

     (k) any interest or title of a lessor under any sale lease-back transaction entered into by the Borrower or any Subsidiary conveying only the assets so leased back to the extent the related Indebtedness is permitted under §8.1 hereof;

     (l) Liens created or deemed to be created under Permitted Receivables Transactions at any time provided such Liens do not extend to any property or assets other than the trade receivables sold pursuant to such Permitted Receivables Transactions, interests in the goods or products (including returned goods and products), if any, relating to the sales giving rise to such trade receivables; any security interests or other Liens and property subject thereto (other than on any leases or related lease payment rights or receivables between the Borrower and any of its Subsidiaries, as lessors or sublessors) from time to time purporting to secure the payment by the obligors of such trade receivables (together with any financing statements signed by such obligors describing the collateral securing such trade receivables) pursuant to such Permitted Receivables Transactions; and

     (m) Liens securing other Indebtedness, provided that the aggregate amount of all liabilities, including any Indebtedness, of the Borrower and its Subsidiaries secured by all Liens permitted in subsections (k), (1) and (m), when added (without duplication) to the aggregate amount of Indebtedness of the Borrower’s Subsidiaries permitted under §8.1(b) and Indebtedness with respect to Permitted Receivables Transactions, shall not exceed 15% of Consolidated Tangible Assets at any time.

     Permitted Receivables Transaction. Any sale or sales of, and/or securitization of, any accounts receivable of the Borrower and/or any of its Subsidiaries (the “Receivables”) pursuant to which (a) the Borrower and its Subsidiaries realize aggregate net proceeds of not more than $750,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $750,000,000, and (b) which Receivables shall not be discounted more than 25%.

     Person. Any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pricing Table:

		Applicable			Applicable
	Senior Public Debt	Facility	Applicable	Applicable	Eurodollar
Level	Rating	Fee Rate	L/C Rate	Base Rate	Rate
1	Greater than or equal to A- by Standard & Poor’s or greater than or equal to A3 by Moody’s	0.1000% per annum	0.2750% per annum	Base Rate per annum	Eurodollar Rate plus 0.2750% per annum

2	BBB+ by Standard &	0.1250%	0.3750%	Base Rate	Eurodollar

		Applicable			Applicable
	Senior Public Debt	Facility	Applicable	Applicable	Eurodollar
Level	Rating	Fee Rate	L/C Rate	Base Rate	Rate
	Poor’s or Baa1 by Moody’s	per annum	per annum	per annum	Rate plus 0.3750% per annum

3	BBB by Standard & Poor’s or Baa2 by Moody’s	0.1500% per annum	0.4750% per annum	Base Rate per annum	Eurodollar Rate plus 0.4750% per annum

4	BBB- by Standard & Poor’s or Baa3 by Moody’s	0.1750% per annum	0.7000% per annum	Base Rate per annum	Eurodollar Rate plus 0.7000% per annum

5	BB+ by Standard & Poor’s or Ba1 by Moody’s	0.2250% per annum	0.9000% per annum	Base Rate per annum	Eurodollar Rate plus 0.9000% per annum

6	Less than or equal to BB by Standard & Poor’s or less than or equal to Ba2 by Moody’s	0.2500% per annum	1.1250% per annum	Base Rate plus 0.2000% per annum	Eurodollar Rate plus 1.1250% per annum

The applicable rates charged for any day shall be determined by the higher Senior Public Debt Rating in effect as of that day, provided that if the higher Senior Public Debt Rating is more than one level higher than the lower Senior Public Debt Rating, the applicable rate shall be set at one level below the higher Senior Public Debt Rating.

     RCRA. See §6.15(a).

     Real Property. All real property heretofore, now, or hereafter owned, operated, or leased by the Borrower or any of its Subsidiaries.

     Reimbursement Obligation. The Borrower’s obligation to reimburse the applicable Issuing Bank and the Banks on account of any drawing under any Letter of Credit, all as provided in §3.2.

     Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq. (“CERCLA”) and the term “Disposal” (or “Disposed”) shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq. (“RCRA”) and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of Canada or a state, province, territory or other political subdivision thereof wherein the property lies establish a meaning for “Release” or “Disposal” which is broader than specified in either CERCLA, or RCRA, such broader meaning shall apply to the Borrower’s or any of its Subsidiaries’ activities in that state, province, territory or political subdivision.

     Replacement Bank. See §5.12.

     Replacement Notice. See §5.12.

     Senior Public Debt Rating. The ratings of the Borrower’s public unsecured long-term senior debt, without third party credit enhancement, issued by Moody’s and Standard & Poor’s.

     Shareholder Suits. See the definition of “Consolidated Earnings Before Interest and Taxes, or EBIT.”

     Significant Subsidiary. At any time, a Subsidiary that at such time meets the definition of “significant subsidiary” contained in Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof, but as if each reference in said definition to the figure “10 percent” were a reference to the figure “3 percent”.

     Standard & Poor’s. Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally and whose financial results are required to be consolidated with the financial results of the designated parent in accordance with GAAP.

     Swap Contracts. All obligations in respect of interest rate, currency or commodity exchange, forward, swap, or futures contracts or similar transactions or arrangements entered into to protect or hedge the Borrower and its Subsidiaries against interest rate, exchange rate or commodity price risks or exposure, or to lower or diversify their funding costs.

     Swing Line Bank. Citibank.

     Swing Line Loans. See §2.11(a).

     Swing Line Settlement. The making or receiving of payments, in immediately available funds, by the Banks to or from the Administrative Agent in accordance with §2.11 hereof to the extent necessary to cause each Bank’s actual share of the outstanding amount of the Syndicated Loans to be equal to such Bank’s Commitment Percentage of the outstanding amount of such Syndicated Loans, in any case when, prior to such action, the actual share is not so equal.

     Swing Line Settlement Amount. See §2.11(b).

     Swing Line Settlement Date. See §2.11(b).

     Swing Line Settling Bank. See §2.11(b).

     Syndicated Loan Request. See §2.6(a).

     Syndicated Loans. A Borrowing hereunder consisting of one or more loans made by the Banks to the Borrower under the procedures described in §2.1(a) and §2.11 hereof.

     Terminated Plans. The Waste Management, Inc. Pension Plan and The Waste Management of Alameda County, Inc. Retirement Plan.

     Total Commitment. Initially $2,400,000,000, as such amount may be increased or reduced in accordance with the terms hereof, or, if such Total Commitment has been terminated pursuant to §2.3.1 or §12.2 hereof, zero.

     Total Debt. The sum, without duplication, of all (1) Indebtedness of the Borrower on a consolidated basis under subsections (a) through (h) of the definition of “Indebtedness” (provided, however, that Indebtedness with respect to Permitted Receivables Transactions shall not be included in such calculation), plus (2) non-contingent reimbursement obligations of the Borrower and its Subsidiaries with respect to drawings under any letters of credit.

     Type. When used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Eurodollar Rate, the Base Rate or, in the case of a Competitive Bid Loan, whether it is a Eurodollar Competitive Bid Loan or Absolute Competitive Bid Loan.

     U.S. Dollar Equivalent. With respect to any amount denominated in Canadian Dollars on any date, an equivalent amount in U.S. Dollars, computed as follows:

(i)	for purposes of computing the Maximum Drawing Amount as of the date of each borrowing of Loans or the issuance of any Letter of Credit, the equivalent in U.S. Dollars of the aggregate unused face amount of all outstanding Canadian Dollar Letters of Credit, computed by the Administrative Agent on the basis of the Applicable Spot Rate as determined by the Administrative Agent at approximately 10:00 a.m. New York time on such date;

(ii)	for purposes of computing the Maximum Drawing Amount in connection with the computation of Letter of Credit Fee payable under §3.6 hereof, the equivalent in U.S. Dollars of the aggregate unused face amount of all outstanding Canadian Dollar Letters of Credit, computed by the Administrative Agent on the basis of the Applicable Spot Rate as determined by the Administrative Agent at approximately 10:00 a.m. New York time on the relevant quarterly date referred to therein;

(iii)	for purposes of computing the amount of Issuance Fee payable to any Issuing Bank, the equivalent in U.S. Dollars of the face amount of each relevant Canadian Dollar Letter of Credit, computed by such Issuing Bank on the basis of the Applicable Spot Rate as determined by such Issuing Bank at approximately 10:00 a.m. New York time on the date of issuance of such Letter of Credit;

(iv)	for purposes of computing the amount in U.S. Dollars of any payment made by an Issuing Bank in Canadian Dollars in respect of a drawing under a Canadian Dollar Letter of Credit, the equivalent in U.S. Dollars of the amount of such payment, computed by such Issuing Bank on the basis of the Applicable Spot Rate as determined by such Issuing Bank at the time of such payment; and

(v)	for purposes of determining the amount, if any, required to be prepaid on any date under §5.2 hereof, the equivalent in U.S. Dollars of the aggregate unused face amount of all Canadian Dollar Letters of Credit, computed by the Administrative Agent on the basis of the Applicable Spot Rate as determined by the Administrative Agent at approximately 10:00 a.m. New York time on such date.

          §1.2. Rules of Interpretation.

     (a) Unless otherwise noted, a reference to any document or agreement (including this Agreement) shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

     (f) The words “include”, “includes” and “including” are not limiting.

     (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

     (h) Reference to a particular “§” refers to that section of this Agreement unless otherwise indicated.

     (i) The words “herein”, “hereof’, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

          §1.3. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Syndicated Loan”).

§2. THE LOAN FACILITIES.

          §2.1. Commitment to Lend.

     (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Maturity Date, upon notice by the Borrower to the Administrative Agent given in accordance with this §2, its Commitment Percentage of the Syndicated Loans requested by the Borrower; provided that the sum of the outstanding principal amount of the Syndicated Loans (including the Swing Line Loans) and the Maximum Drawing Amount of outstanding Letters of Credit shall not exceed the Total Commitment minus the aggregate amount of Competitive Bid Loans outstanding at such time.

     (b) On the date of each request for a Loan or Letter of Credit hereunder, the Borrower shall be deemed to have made a representation and warranty that the conditions set forth in §10 and §11, as the case may be, have been satisfied on the date of such request. Any unpaid Reimbursement Obligation shall be a Base Rate Loan, as set forth in §3.2(a).

          §2.2. Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of the Banks a fee (the “Facility Fee”) on the Total Commitment (whether or not utilized) equal to the Applicable Facility Fee Rate multiplied by the Total Commitment, provided that after the expiry or termination of the Total Commitment, the Facility Fee shall be computed on the sum of (A) the Maximum Drawing Amount of all Letters of Credit, if any, outstanding from time to time and (B) all Loans outstanding from time to time. The Facility Fee shall be payable for the period from and after the Effective Date quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter with the first such payment commencing on January 1, 2005 and on the Maturity Date (or on the date of termination in full of the Total Commitment, if earlier) and on the date of termination of all Letters of Credit and payment in full of all Loans. The Facility Fee shall be distributed pro rata among the Banks in accordance with each Bank’s Commitment Percentage.

          §2.3. Reduction and Increase of Total Commitment.

               §2.3.1. Reduction of Total Commitment.

     (a) The Borrower shall have the right at any time and from time to time upon three (3) Business Days’ prior written notice to the Administrative Agent to reduce by $25,000,000 or a greater amount, or terminate entirely, the Total Commitment, whereupon each Bank’s Commitment shall be reduced pro rata in accordance with such Bank’s Commitment Percentage of the amount specified in such notice or, as the case may be, terminated; provided that at no time may the Total Commitment be reduced to an amount less than the sum of (A) the Maximum Drawing Amount of all Letters of Credit, and (B) all Loans then outstanding.

     (b) No reduction or termination of the Total Commitment once made may be revoked; the portion of the Total Commitment reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

     (c) The Administrative Agent will notify the Banks promptly after receiving any notice delivered by the Borrower pursuant to this §2.3.1 and will distribute to each Bank a revised Schedule 1 to this Agreement.

               §2.3.2. Increase of Total Commitment. Unless a Default or Event of Default has occurred and is continuing, the Borrower may request, subject to the approval of the Administrative Agent, that the Total Commitment be increased, provided that the Total Commitment shall not, except with the consent of the Majority Banks, in any event exceed $3,000,000,000 hereunder; provided, however, that (i) any Bank which is a party to this Agreement prior to such increase shall have the first option, and may elect, to fund its pro rata share of the increase, thereby increasing its Commitment hereunder, but no Bank shall have any obligation to do so, (ii) in the event that it becomes necessary to include a new Bank to provide additional funding under this §2.3.2, such new Bank must be reasonably acceptable to the Administrative Agent and the Borrower, and (iii) the Banks’ Commitment Percentages shall be correspondingly adjusted, as necessary, to reflect any increase in the Total Commitment and Schedule 1 shall be amended to reflect such adjustments. Any such increase in the Total Commitment shall require, among other things, the satisfaction of such conditions precedent as the Administrative Agent may reasonably require, including, without limitation, the Administrative Agent’s receipt of evidence of applicable corporate authorization and other corporate documentation from the Borrower and the Guarantor and the legal opinion of counsel to the Borrower and the Guarantor, each in form and substance satisfactory to the Administrative Agent and such Banks as are participating in such increase.

          §2.4. Repayment of Loans; Evidence of Debt.

     (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the pro rata account of the Banks, the then unpaid principal amount of the Syndicated Loans on the Maturity Date, (ii) to the Administrative Agent for the account of the applicable Bank, the then unpaid principal amount of such Bank’s Competitive Bid Loan on the last day of the Interest Period applicable to such Loan, and (iii) to the Swing Line Bank, for its account, the then unpaid principal amount of each Swing Line Loan on the earlier of the Maturity Date and the first date after such Swing Line Loan is made that is the 15th or last day of a calendar month and is at least two

Business Days after such Swing Line Loan is made; provided that on each date that a Syndicated Loan or Competitive Bid Loan is made, the Borrower shall repay all Swing Line Loans then outstanding.

     (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank’s share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this §2.4 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Bank may request that any Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by Bank, to such Bank and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to §20) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          §2.5. Interest on Loans.

     (a) The outstanding principal amount of the Syndicated Loans shall bear interest at the rate per annum equal to (i) the Applicable Base Rate on Base Rate Loans, (ii) the Applicable Eurodollar Rate on Eurodollar Loans and (iii) the Applicable Swing Line Rate on Swing Line Loans.

     (b) Interest shall be payable (i) quarterly in arrears on the first Business Day of each quarter, with the first such payment commencing January 1, 2005, on Base Rate Loans, (ii) on the last day of the applicable Interest Period, and if such Interest Period is longer than three months, also on the last day of each three month period following the commencement of such Interest Period, on Eurodollar Loans, and (iii) on the Maturity Date for all Loans.

          §2.6. Requests for Syndicated Loans.

     (a) The Borrower shall give to the Administrative Agent written notice in the form of Exhibit A hereto (or telephonic notice confirmed in writing or a facsimile in the form of Exhibit A hereto) of each Syndicated Loan requested hereunder (a “Syndicated Loan Request”) not later than (a) 11:00 a.m. (New York time) on the proposed Drawdown Date of any Base Rate Loan, or (b) 11:00 a.m. (New York time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan. Each such Syndicated Loan Request shall specify (A) the principal amount of the Syndicated Loan requested, (B) the proposed Drawdown Date of such Syndicated Loan, (C) whether such Syndicated Loan requested is to be a Base Rate Loan or a Eurodollar Loan, and (D) the Interest Period for such Syndicated Loan, if a Eurodollar Loan. Each Syndicated Loan requested shall be in a minimum amount of $10,000,000. Each such Syndicated Loan Request shall reflect the Maximum Drawing Amount of all Letters of Credit outstanding and the amount of all Loans outstanding (including Competitive Bid Loans and Swing Line Loans). Syndicated Loan Requests made hereunder shall be irrevocable and binding on the Borrower, and shall obligate the Borrower to accept the Syndicated Loan requested from the Banks on the proposed Drawdown Date.

     (b) Each of the representations and warranties made by the Borrower to the Banks or the Administrative Agent in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated by the Borrower on and as of the date of the submission of a Syndicated Loan Request, Competitive Bid Quote Request, or Letter of Credit Application and on and as of the Drawdown Date of any Loan or the date of issuance of any Letter of Credit (except to the extent (i) of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents, (ii) of changes occurring in the ordinary course of business that either individually or in the aggregate do not result in a Material Adverse Effect, or (iii) that such representations and warranties expressly relate only to an earlier date).

     (c) The Administrative Agent shall promptly notify each Bank of each Syndicated Loan Request received by the Administrative Agent (i) on the proposed Drawdown Date of any Base Rate Loan, or (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan.

          §2.7. Election of Eurodollar Rate; Notice of Election; Interest Periods; Minimum Amounts.

     (a) At the Borrower’s option, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may (i) elect to convert any Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Syndicated Loan Request, specify that such requested Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrower give notice to the Administrative Agent pursuant to §2.7(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent shall forthwith provide notice thereof to the Borrower and the Banks, and each such notice to the Borrower shall be considered prima facie correct and binding, absent manifest error.

     (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrower shall give written, telex or facsimile notice (or telephonic notice promptly confirmed in a writing or a facsimile) received by the Administrative Agent not later than 11:00 a.m. (New York time) of its election pursuant to §2.7(a). Each such notice delivered to the Administrative Agent shall specify the aggregate principal amount of the Syndicated Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrower. If the Borrower shall fail to give the Administrative Agent notice of its election hereunder together with all of the other information required by this §2.7(b) with respect to any Syndicated Loan, whether at the end of an Interest Period or otherwise, such Syndicated Loan shall be deemed a Base Rate Loan. The Administrative Agent shall promptly notify the Banks in writing (or by telephone confirmed in writing or by facsimile) of such election.

     (c) Notwithstanding anything herein to the contrary, the Borrower may not specify an Interest Period that would extend beyond the Maturity Date.

     (d) No conversion of Loans pursuant to this §2.7 may result in any Eurodollar Borrowing that is less than $5,000,000. In no event shall the Borrower have more than ten (10) different Interest Periods for Borrowings of Eurodollar Loans outstanding at any time.

     (e) Subject to the terms and conditions of §5.8 hereof, if any Affected Bank demands compensation under §5.5(c) or (d) with respect to any Eurodollar Loan, the Borrower may at any time, upon at least three (3) Business Days’ prior written notice to the applicable Administrative Agent, elect to convert such Eurodollar Loan into a Base Rate Loan (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks). Thereafter, and until such time as the Affected Bank notifies the Administrative Agent that the circumstances giving rise to the demand for compensation under §5.5(c) or (d) no longer exist, all requests for Eurodollar Loans from such Affected Bank shall be deemed to be requests for Base Rate Loans. Once the Affected Bank notifies the Administrative Agent that such circumstances no longer exist, the Borrower may elect that the principal amount of each such Loan converted hereunder shall again bear interest as Eurodollar Loans beginning on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Banks.

          §2.8. Funds for Syndicated Loans. Not later than 1:00 p.m. (New York time) on the proposed Drawdown Date of Syndicated Loans, each of the Banks will make available to the Administrative Agent at the Administrative Agent’s Account, in immediately available funds, the amount of its Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, the Administrative Agent will make available to the Borrower the aggregate amount of such Syndicated Loans made available by the Banks. The failure or refusal of any Bank to make available to the

Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Syndicated Loan shall not relieve any other Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such Bank’s Commitment Percentage of the requested Loan.

          §2.9. Maturity of the Loans and Reimbursement Obligations. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans and unpaid Reimbursement Obligations outstanding on such date, together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

          §2.10. Optional Prepayments or Repayments of Loans. Subject to the terms and conditions of §5.8, the Borrower shall have the right, at its election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Administrative Agent no later than 11:00 a.m. (New York time) (a) on the proposed date of prepayment or repayment of Base Rate Loans, and (b) three (3) Eurodollar Business Day prior to the proposed date of prepayment or repayment of all other Loans, written notice (or telephonic notice confirmed in writing or by facsimile) of any proposed prepayment or repayment pursuant to this §2.10, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid. Notwithstanding the foregoing, the Borrower may not prepay any Competitive Bid Loans without the consent of the applicable Bank. The Administrative Agent shall promptly notify each Bank by written notice (or telephonic notice confirmed in writing or by facsimile) of such notice of payment.

          §2.11. Swing Line Loans; Settlements.

     (a) Notwithstanding the notice and minimum amount requirements set forth in §2.6 but otherwise in accordance with the terms and conditions of this Agreement, and solely for ease of administration of the Syndicated Loans, the Swing Line Bank may, but shall not be required to, fund Base Rate Loans made in accordance with the provisions of this Agreement (“Swing Line Loans”).

     At the discretion of the Swing Line Bank, Swing Line Loans may be in amounts less than $10,000,000 provided that the outstanding amount of Swing Line Loans advanced by the Swing Line Bank hereunder shall not exceed $100,000,000 at any time. Each Bank shall remain severally and unconditionally liable to fund its pro rata share (based upon each Bank’s Commitment Percentage) of such Swing Line Loans on each Swing Line Settlement Date and, in the event the Swing Line Bank chooses not to fund any Swing Line Loans requested on any date, to fund its Commitment Percentage of the Base Rate Loans requested, subject to satisfaction of the provisions hereof relating to such Bank’s Commitment to make the Base Rate Loans. Prior to each Swing Line Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of the Swing Line Bank.

     (b) The Banks shall effect Swing Line Settlements on (i) the Business Day immediately following any day which the Administrative Agent gives written notice to effect a Swing Line Settlement, (ii) the Business Day immediately following the Administrative Agent’s becoming aware of the existence of any Default or Event of Default and (iii) the Maturity Date (each such date, a “Swing Line Settlement Date”). One (1) Business Day prior to each such Swing Line Settlement Date, the Administrative Agent shall give telephonic notice to the Banks of (A) the respective outstanding amount of Syndicated Loans made by each Bank as at the close of business on the prior day, (B) the amount that any Bank, as applicable (a “Swing Line Settling Bank”), shall pay to effect a Swing Line Settlement (a “Swing Line Settlement Amount”) and (C) the portion (if any) of the aggregate Swing Line Settlement Amount to be paid to each Bank. A statement of the Administrative Agent submitted to the Banks with respect to any amounts owing hereunder shall be prima facie evidence of the amount due and owing. Each Swing Line Settling Bank shall, not later than 1:00 p.m. (New York time) on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent at its Loan Office in the amount of such Bank’s Swing Line Settlement Amount. The Administrative Agent shall, as promptly as practicable during normal business hours on each Swing Line Settlement Date, effect a wire transfer of immediately available funds to each Bank of the Swing Line Settlement Amount to be paid to such Bank. All funds advanced by any Bank as a Swing Line Settling Bank pursuant to this §2.11 (b) shall for all purposes be treated as a Base Rate Loan made by such Swing Line Settling Bank to the Borrower, and all funds received by any Bank pursuant to this §2.11 (b) shall for all purposes be treated as repayment of amounts owed by the Borrower with respect to Base Rate Loans made by such Bank.

     (c) The Administrative Agent may (unless notified to the contrary by any Swing Line Settling Bank by 12:00 noon (New York time) one (1) Business Day prior to the Settlement Date) assume that each Swing Line Settling Bank has made available (or will make available by the time specified in §2.11(b)) to the Administrative Agent its Swing Line Settlement Amount, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to each applicable Bank its share (if any) of the aggregate Swing Line Settlement Amount. If the Swing Line Settlement Amount of such Swing Line Settling Bank is made available to the Administrative Agent by such Swing Line Settling Bank on a date after such Swing Line Settlement Date, such Swing Line Settling Bank shall pay the Swing Line Bank on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Swing Line Bank for federal funds acquired by the Swing Line Bank during each day included in such period times (ii) such Swing Line Settlement Amount times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Swing Line Settlement Date to but not including the date on which such Swing Line Settlement Amount shall become immediately available to the Swing Line Bank, and the denominator of which is 365. Upon payment of such amount such Swing Line Settling Bank shall be deemed to have delivered its Swing Line Settlement Amount on the Swing Line Settlement Date and shall become entitled to interest payable by the Borrower with respect to such Swing Line Settling Bank’s Swing Line Settlement Amount as if such share were delivered on the Swing Line Settlement Date. If such Swing Line Settlement Amount is not in fact made available to the Swing Line Bank by such Swing Line Settling Bank within three (3) Business

Days of such Swing Line Settlement Date, the Swing Line Bank shall be entitled to recover such amount from the Borrower, with interest thereon at the Applicable Base Rate.

     (d) After any Swing Line Settlement Date, any payment by the Borrower of Swing Line Loans hereunder shall be allocated among the Banks, in amounts determined so as to provide that after such application and the related Swing Line Settlement, the outstanding amount of Syndicated Loans of each Bank equals, as nearly as practicable, such Bank’s Commitment Percentage of the aggregate amount of Syndicated Loans.

§3. LETTERS OF CREDIT.

          §3.1. Letter of Credit Commitments.

     (a) Subject to the terms and conditions hereof and the receipt by the Administrative Agent of a written notice in the form of Exhibit B hereto (a “Letter of Credit Request”) reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit), and receipt by an Issuing Bank, with a copy to the Administrative Agent, of a Letter of Credit Application, such Issuing Bank, on behalf of the Banks and in reliance upon the representations and warranties of the Borrower contained herein and the agreement of the Banks contained in §3.1(c) hereof, agrees to issue standby Letters of Credit (including so-called “direct pay” standby Letters of Credit) for the account of the Borrower (which may, with such Issuing Bank’s consent, incorporate automatic renewals for periods of up to twelve (12) months), in such form as may be requested from time to time by the Borrower and agreed to by such Issuing Bank; provided, however, that, after giving effect to such request, the aggregate Maximum Drawing Amount of all Letters of Credit issued at any time shall not exceed the Total Commitment minus the aggregate outstanding amount of the Loans; provided further, that no Letter of Credit shall have an expiration date later than the earlier of (i) eighteen (18) months after the date of issuance (which may incorporate automatic renewals for periods of up to twelve (12) months), or (ii) five (5) Business Days prior to the Maturity Date; and provided further, that the aggregate face amount of all Letters of Credit issued by any one Issuing Bank shall not at any time exceed the amount set forth opposite the name of such Issuing Bank on Schedule 3.1 hereto, as such amount may be increased (in the sole discretion of such Issuing Bank) or decreased (if so agreed by such Issuing Bank and the Borrower) by the execution and delivery by such Issuing Bank, the Borrower, the Guarantor and the Administrative Agent of an instrument in substantially the form of Schedule 3.1.1 hereto. Each Issuing Bank will promptly confirm to the Administrative Agent the issuance of each Letter of Credit specifying the face amount thereof, and the Administrative Agent will transmit such information to the Banks.

     (b) Each Letter of Credit shall be denominated in Dollars or, in accordance with and subject to the terms of §3.1(e) hereof, in Canadian Dollars.

     (c) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default, the termination of the Total

Commitment pursuant to §12.2, or any other condition precedent or circumstance whatsoever (other than as stated in the next sentence hereof), to the extent of such Bank’s Commitment Percentage to reimburse each Issuing Bank on demand for the amount of each draft paid by such Issuing Bank under each Letter of Credit issued by such Issuing Bank to the extent that such amount is not reimbursed by the Borrower pursuant to §3.2 (such agreement of a Bank being called herein the “Letter of Credit Participation” of such Bank). Each Bank agrees that its obligation to reimburse each Issuing Bank pursuant to this §3.1(c) shall not be affected in any way by any circumstance whatsoever other than the gross negligence or willful misconduct of such Issuing Bank, provided that the making of a payment under a Letter of Credit against documents that appear on their face to substantially comply with the terms and conditions of such Letter of Credit shall not be deemed to be gross negligence or willful misconduct.

     (d) Each such reimbursement payment made by a Bank to an Issuing Bank shall be made to an account of such Issuing Bank in the United States of America and shall be treated as the purchase by such Bank of a participating interest in the applicable Reimbursement Obligation under §3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to §3.2.

     (e) (i) The Borrower shall be entitled to request that one or more Letters of Credit be denominated in Canadian Dollars for the account of any Canadian Subsidiary of the Borrower (each a “Canadian Dollar Letter of Credit”); provided that (i) the aggregate undrawn face amount of all Canadian Dollar Letters of Credit may not exceed C$200,000,000 at any time and (ii) each Canadian Dollar Letter of Credit shall provide for payment of any drawing thereunder on a date not earlier than three Business Days after the relevant Issuing Bank determines that the documents submitted in connection with such drawing appear on their face to substantially comply with the terms and conditions of such Letter of Credit.

     (ii) The Letter of Credit Application in respect of each Canadian Dollar Letter of Credit shall be signed by the Borrower; provided that nothing therein shall be deemed to alter the obligations of the Borrower under this Agreement in respect of any drawing under any such Letter of Credit.

     (iii) If an Issuing Bank makes a payment in Canadian Dollars pursuant to a Canadian Dollar Letter of Credit, the amount of such payment shall, for all purposes of this Agreement (but without prejudice to the terms of such Letter of Credit), immediately be deemed converted into the U.S. Dollar Equivalent thereof and shall for all purposes hereof be deemed to have been made in U.S. Dollars in said amount.

     (f) As of the Effective Date, the Existing Letters of Credit shall automatically be deemed to be Letters of Credit for all purposes of this Agreement, having the respective face amounts specified in Schedule 3.1.2 hereof.

     (g) In the case of an Issuing Bank that has issued an Existing Letter of Credit through an affiliate of such Issuing Bank, the obligations of the other parties hereunder to such Issuing Bank shall to such extent inure to the benefit of such affiliate and be enforceable by such Issuing Bank on behalf of such affiliate.

          §3.2. Reimbursement Obligation of the Borrower. In order to induce the Issuing Banks to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to each Issuing Bank, with respect to each Letter of Credit issued, extended or renewed by such Issuing Bank hereunder, as follows:

     (a) if any draft presented under any Letter of Credit is honored by such Issuing Bank or such Issuing Bank otherwise makes payment with respect thereto, the sum of (i) the amount paid by such Issuing Bank under or with respect to such Letter of Credit (except that in the case of a payment in Canadian Dollars, it shall reimburse or pay the U.S. Dollar Equivalent thereof), and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by such Issuing Bank in connection with any payment made by such Issuing Bank under, or with respect to, such Letter of Credit; provided, however, if the Borrower does not reimburse such Issuing Bank on the Drawdown Date, such amount shall, provided that no Event of Default under §§12.1(g) or 12.1(h) has occurred, become automatically a Syndicated Loan which is a Base Rate Loan advanced hereunder in an amount equal to such sum; and

     (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with §12, an amount equal to the then Maximum Drawing Amount of all outstanding Letters of Credit shall be paid by the Borrower to the Administrative Agent to be held as cash collateral for the applicable Reimbursement Obligations, and the Borrower hereby grants to the Administrative Agent a security interest therein.

          §3.3. Obligations Absolute. The Borrower’s obligations under this §3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Bank, any Bank or any beneficiary of a Letter of Credit, and the Borrower expressly waives any such rights that it may have with respect thereto. The Borrower further agrees with each Issuing Bank and the Banks that such Issuing Bank and the Banks (i) shall not be responsible for, and the Borrower’s Reimbursement Obligations under §3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged (unless due to the willful misconduct of such Issuing Bank or any other Bank), or any dispute between or among the Borrower and the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee, and (ii) shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit except to the extent of their own willful misconduct. The Borrower agrees that any action taken or omitted by any Issuing Bank or any Bank in good faith under or in connection with any Letter of Credit and the related drafts and documents shall be binding upon the Borrower and shall not result in any liability on the part of such Issuing Bank or any Bank (or their respective affiliates) to the Borrower. Nothing herein shall constitute a waiver by the Borrower of any of its rights against any beneficiary of a Letter of Credit.

          §3.4. Reliance by the Issuing Banks. To the extent not inconsistent with §3.3, each Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed by such Issuing Bank in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Bank.

          §3.5. Notice Regarding Letters of Credit. One (1) Business Day prior to the issuance of any Letter of Credit or any amendment, extension or termination thereof, the applicable Issuing Bank shall notify the Administrative Agent of the terms of such Letter of Credit, amendment, extension or termination. In the case of any such issuance, amendment or extension, the Administrative Agent will promptly notify such Issuing Bank whether such issuance, amendment or extension is permissible under the limitation set forth in the proviso to §2.1(a). On the day of any drawing under any Letter of Credit, such Issuing Bank shall notify the Administrative Agent of such drawing, specifying the amount thereof, and on the day of any payment under any Letter of Credit, such Issuing Bank shall notify the Administrative Agent of such payment, specifying the amount thereof and, in the case of a payment under a Canadian Dollar Letter of Credit, the U.S. Dollar Equivalent thereof.

          §3.6. Letter of Credit Fee; Issuance Fee. The Borrower shall pay a fee (the “Letter of Credit Fee”) equal to the Applicable L/C Rate on the Maximum Drawing Amount to the Administrative Agent for the account of the Banks, to be shared pro rata by the Banks in accordance with their respective Commitment Percentages. The Letter of Credit Fee shall be payable quarterly in arrears on the third Business Day of each calendar quarter for the quarter just ended, with the first such payment being due on January 4, 2005, and on the Maturity Date. In addition, an issuing fee (the “Issuance Fee”) with respect to each Letter of Credit to be agreed upon annually between the Borrower and each Issuing Bank shall be payable by the Borrower to such Issuing Bank for its account.

§4. COMPETITIVE BID LOANS.

          §4.1. The Competitive Bid Option. In addition to the Syndicated Loans made pursuant to §2 hereof, the Borrower may request Competitive Bid Loans pursuant to the terms of this §4. The Banks may, but shall have no obligation to, make offers for Competitive Bid Loans and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this §4. Notwithstanding any other provision herein to the contrary, at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed the Total Commitment minus the sum of (a) the aggregate outstanding principal amount of Syndicated Loans (including the Swing Loans) plus (b) the Maximum Drawing Amount of Letters of Credit, outstanding at such time.

          §4.2. Competitive Bid Loan Accounts; Competitive Bid Loans.

     (a) The obligation of the Borrower to repay the outstanding principal amount of any and all Competitive Bid Loans, plus interest at the applicable rate accrued thereon, shall be evidenced by this Agreement and by individual loan accounts (the “Competitive Bid Loan Accounts” and individually, a “Competitive Bid Loan Account”) maintained by the Administrative Agent on its books for each of the Banks, it being the intention of the parties hereto that, except as provided for in paragraph (b) of this §4.2, the Borrower’s obligations with respect to Competitive Bid Loans are to be evidenced only as stated herein and not by separate promissory notes.

     (b) Any Bank may at any time, and from time to time, request that any Competitive Bid Loans outstanding to such Bank be evidenced by a promissory note of the Borrower in the form approved by the Administrative Agent, dated as of the Effective Date and completed with appropriate insertions.

     (c) The Borrower irrevocably authorizes the Administrative Agent to make or cause to be made, in connection with a Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal on the applicable Bank’s Competitive Bid Loan Account, an appropriate notation on the Administrative Agent’s records, reflecting the making of the Competitive Bid Loan, or the receipt of such payment (as the case may be). The outstanding amount of the Competitive Bid Loans set forth on the Administrative Agent’s records, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of principal of or interest on any Competitive Bid Loan when due.

          §4.3. Competitive Bid Quote Request; Invitation for Competitive Bid Quotes.

     (a) When the Borrower wishes to request offers to make Competitive Bid Loans under this §4, it shall transmit to the Administrative Agent by telex or facsimile a Competitive Bid Quote Request substantially in the form of Exhibit E hereto (a “Competitive Bid Quote Request”) so as to be received no later than 1:00 p.m. (New York time) (x) five (5) Eurodollar Business Days prior to the requested Drawdown Date in the case of a Eurodollar Competitive Bid Loan or (y) one (1) Business Day prior to the requested Drawdown Date in the case of an Absolute Competitive Bid Loan, specifying:

          (i) the requested Drawdown Date (which must be a Eurodollar Business Day in the case of a Eurodollar Competitive Bid Loan or a Business Day in the case of an Absolute Competitive Bid Loan);

          (ii) the aggregate amount of such Competitive Bid Loans, which shall be $10,000,000 or larger multiple of $1,000,000;

          (iii) the duration of the Interest Period(s) applicable thereto, subject to the provisions of the definition of Interest Period; and

          (iv) whether the Competitive Bid Quotes requested are for Eurodollar Competitive Bid Loans or Absolute Competitive Bid Loans.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Borrower has notified the Administrative Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

     (b) Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Banks by telecopy or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit F hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes in accordance with this §4.

          §4.4. Alternative Manner of Procedure. If, after receipt by the Administrative Agent and each of the Banks of a Competitive Bid Quote Request from the Borrower in accordance with §4.3, the Administrative Agent or any Bank shall be unable to complete any procedure of the auction process described in §§4.5 through 4.6 (inclusive) due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

          §4.5. Submission and Contents of Competitive Bid Quotes.

     (a) Each Bank may, but shall be under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this §4.5 and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices as specified in or pursuant to §22 not later than (x) 2:00 p.m. (New York time) on the fourth Eurodollar Business Day prior to the proposed Drawdown Date, in the case of a Eurodollar Competitive Bid Loan or (y) 10:00 a.m. (New York time) on the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan; provided that Competitive Bid Quotes may be submitted by the Administrative Agent in its capacity as a Bank only if it submits its Competitive Bid Quote to the Borrower not later than (x) one hour prior to the deadline for the other Banks, in the case of a Eurodollar Competitive Bid Loan or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Competitive Bid Loan. Subject to the provisions of §§10 and 11 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

     (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:

          (i) the proposed Drawdown Date;

          (ii) the principal amount of the Competitive Bid Loan for which each proposal is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted;

          (iii) the Interest Period(s) for which Competitive Bid Quotes are being submitted;

          (iv) in the case of a Eurodollar Competitive Bid Loan, the margin above or below the applicable Eurodollar Rate (the “Competitive Bid Margin”) offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such Eurodollar Rate;

          (v) in the case of an Absolute Competitive Bid Loan, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the “Competitive Bid Rate”) offered for each such Absolute Competitive Bid Loan; and

          (vi) the identity of the quoting Bank.

A Competitive Bid Quote may include up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

     (c) Any Competitive Bid Quote shall be disregarded if it:

          (i) is not substantially in the form of Exhibit G hereto;

          (ii) contains qualifying, conditional or similar language;

          (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

          (iv) arrives after the time set forth in §4.5(a) hereof.

          §4.6. Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Competitive Bid Quote submitted by a Bank that is in accordance with §4.5 and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered, and the identity of the respective Banks submitting such offers, and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

          §4.7. Acceptance and Notice by Borrower and Administrative Agent. Not later than 11:00 a.m. (New York time) on (x) the third Eurodollar Business Day prior to the proposed Drawdown Date, in the case of a Eurodollar Competitive Bid Loan or (y) the proposed Drawdown Date, in the case of an Absolute Competitive Bid Loan, the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of each Competitive Bid Quote in substantially the form of Exhibit H hereto. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

     (i) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

     (ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Rates, as the case may be, and

     (iii) the Borrower may not accept any offer that is described in subsection 4.5(c) or that otherwise fails to comply with the requirements of this Agreement.

The Administrative Agent shall promptly notify each Bank which submitted a Competitive Bid Quote of the Borrower’s acceptance or non-acceptance thereof. At the request of any Bank which submitted a Competitive Bid Quote and with the consent of the Borrower, the Administrative Agent will promptly notify all Banks which submitted Competitive Bid Quotes of (a) the aggregate principal amount of, and (b) the range of Competitive Bid Rates or Competitive Bid Margins of, the accepted Competitive Bid Loans for each requested Interest Period.

          §4.8. Allocation by Administrative Agent. If offers are made by two or more Banks with the same Competitive Bid Margin or Competitive Bid Rate, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

          §4.9. Funding of Competitive Bid Loans. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of §§10 and 11 hereof are satisfied, the Bank or Banks whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted. Such Bank or Banks will make such Competitive Bid Loans by crediting the

Administrative Agent for further credit to the Borrower’s specified account with the Administrative Agent, in immediately available funds not later than 1:00 p.m. (New York time) on such Drawdown Date.

          §4.10. Funding Losses. If, after acceptance of any Competitive Bid Quote pursuant to §4, the Borrower (i) fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, or (ii) repays the outstanding amount of the Competitive Bid Loan prior to the last day of the Interest Period relating thereto, the Borrower shall indemnify the Bank making such Competitive Bid Quote or funding such Competitive Bid Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such unborrowed Competitive Bid Loans, including, without limitation compensation as provided in §5.8.

          §4.11. Repayment of Competitive Bid Loans; Interest. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Administrative Agent for the account of the relevant Banks at or before 1:00 p.m. (New York time) on the last day of the Interest Periods relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the applicable rates. The Competitive Bid Loans shall bear interest at the rate per annum specified in the applicable Competitive Bid Quotes. Interest on the Competitive Bid Loans shall be payable (a) on the last day of the applicable Interest Periods, and if any such Interest Period is longer than three months, also on the last day of the third month following the commencement of such Interest Period, and (b) on the Maturity Date for all Loans. Subject to the terms of this Agreement, the Borrower may make Competitive Bid Quote Requests with respect to new Borrowings of any amounts so repaid prior to the Maturity Date.

§5. PROVISIONS RELATING TO ALL LOANS AND LETTERS OF CREDIT.

          §5.1. Payments.

     (a) All payments of principal, interest, Reimbursement Obligations, fees (other than the Issuance Fee) and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent at the Administrative Agent’s Account in immediately available funds by 11:00 a.m. (New York time) on any due date. Subject to the provisions of §29, if a payment is received by the Administrative Agent at or before 1:00 p.m. (New York time) on any Business Day, the Administrative Agent shall on the same Business Day transfer in immediately available funds, as applicable, to (1) each of the Banks, their pro rata portion of such payment in accordance with their respective Commitment Percentages, in the case of payments with respect to Syndicated Loans and Letters of Credit, (2) the Swing Line Bank in the case of payments with respect to Swing Line Loans, and (3) the appropriate Bank(s), in the case of payments with respect to Competitive Bid Loans. If such payment is received by the Administrative Agent after 1:00 p.m. (New York time) on any Business Day, such transfer shall be made by the Administrative Agent to the applicable Bank(s) on the next Business Day.

     (b) All payments by the Borrower and the Guarantor hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower or the Guarantor is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower or the Guarantor with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower or the Guarantor, as the case may be, will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Administrative Agent to receive the same net amount which the Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower or the Guarantor. The Borrower and the Guarantor will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by it hereunder or under such other Loan Document.

     (c) Each Bank that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia (a “Non-U.S. Bank”) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Bank is entitled to receive payments under this Agreement, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Bank that so delivers a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to each of the Borrower and the Administrative Agent two further copies of Form W-8BEN or W-8ECI or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such Non-U.S. Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Bank from duly completing and delivering any such form with respect to it and such Non-U.S. Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (d) The Borrower shall not be required to pay any additional amounts to any Non-U.S. Bank in respect of United States Federal withholding tax pursuant to §17 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Bank as its applicable lending office (a “New Lending Office”), the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Bank through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Bank making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (b) above.

     (e) Notwithstanding the foregoing, each Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its lending office to avoid or to minimize any amounts otherwise payable under §17 in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage.

          §5.2. Mandatory Repayments of the Loans. If at any time (including without limitation by reason of fluctuation in the rate of exchange between the Canadian Dollar and the U.S. Dollar) the sum of the outstanding principal amount of the Loans plus the Maximum Drawing Amount of all outstanding Letters of Credit exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent, (i) for application to the Loans, first to Syndicated Loans, then to Competitive Bid Loans, subject to §5.8, or (ii) if no Loans shall be outstanding, to be held by the Administrative Agent for the benefit of the Banks as collateral security for such excess Maximum Drawing Amount and the Borrower hereby grants a security interest in such amount to the Administrative Agent for the benefit of the Banks; provided, however, that if the amount of cash collateral held by the Administrative Agent pursuant to this §5.2(a) exceeds the Maximum Drawing Amount required to be collateralized from time to time, the Administrative Agent shall return such excess to the Borrower.

          §5.3. Computations. Except as otherwise expressly provided herein, all computations of interest, Facility Fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed, except that computations based on the Base Rate shall be based on a 365 or 366, as applicable, day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that for any Interest Period for any Eurodollar Loan if such next succeeding Business Day falls in the next succeeding calendar month or after the Maturity Date, it shall be deemed to end on the next preceding Business Day.

          §5.4. Illegality; Inability to Determine Eurodollar Rate. Notwithstanding any other provision of this Agreement (other than §5.10), if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank or the Administrative Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Administrative Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if any Bank or the Administrative Agent, as applicable, shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Bank or the Administrative Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Bank or the Administrative Agent of obtaining or maintaining the Eurodollar Loans during any Interest Period, then such Bank or the Administrative Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrower (which notice shall be conclusive and binding upon the Borrower). Upon such notification by the Bank or the Administrative Agent, the obligation of the Banks and the Administrative Agent to make Eurodollar Loans shall be suspended until the Banks or the Administrative Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts to such former Eurodollar Loans.

          §5.5. Additional Costs, Etc. If any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall:

     (a) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank’s Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office); or

     (b) materially change the basis of taxation (except for changes in taxes on income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office) of payments to such Bank of the principal or of the interest on any Loans or any other amounts payable to such Bank under this Agreement or the other Loan Documents; or

     (c) except as provided in §5.6 or as otherwise reflected in the Base Rate, the Eurodollar Rate, or the applicable rate for Competitive Bid Loans, impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this

Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Bank with respect to this Agreement, the other Loan Documents, such Bank’s Commitment or the Loans; or

     (d) impose on such Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank’s Commitment or any class of loans or commitments of which any of the Loans or such Bank’s Commitment forms a part, and the result of any of the foregoing is:

          (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans or such Bank’s Commitment or issuing or participating in Letters of Credit;

          (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of such Bank’s Commitment, the Loans or the Reimbursement Obligations; or

          (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank at any time and from time to time as often as the occasion therefor may arise (which demand shall be accompanied by a statement setting forth the basis of such demand which shall be conclusive absent manifest error), pay such reasonable additional amounts as will be sufficient to compensate such Bank for such additional costs, reduction, payment or foregone interest or other sum; provided that the determination and allocation of amounts, if any, claimed by any Bank under this Section 5.5 are made on a reasonable basis in a manner consistent with such Bank’s treatment of customers of such Bank that such Bank considers, in its reasonable discretion, to be similar to the Borrower and having generally similar provisions in their agreements with such Bank.

          §5.6. Capital Adequacy. If any Bank shall have determined that, after the date hereof, (a) the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, or (b) compliance by such Bank or the Administrative Agent or any corporation controlling such Bank or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has or would have the effect of reducing the rate of return on capital of such Bank (or any corporation controlling such Bank) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or any corporation controlling such Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will, in such Bank’s reasonable determination, fairly compensate such Bank (or any corporation controlling such Bank) for such reduction. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

          §5.7. Certificate. A certificate setting forth the additional amounts payable pursuant to §5.5 or §5.6 and a reasonable explanation of such amounts which are due, submitted by any Bank to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing; provided that no Bank shall be entitled to additional amounts with respect to events or circumstances occurring more than one hundred and twenty (120) days prior to the delivery of such certificate.

          §5.8. Eurodollar and Competitive Bid Indemnity. The Borrower agrees to indemnify the Banks and the Administrative Agent and to hold them harmless from and against any reasonable loss, cost or expense that any such Bank and the Administrative Agent may sustain or incur as a consequence of (a) the default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Loans or Competitive Bid Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Administrative Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans or Competitive Bid Loans, (b) the default by the Borrower in making a Borrowing of a Eurodollar Loan or Competitive Bid Loan or conversion of a Eurodollar Loan or a prepayment of a Eurodollar or Competitive Bid Loan after the Borrower has given (or is deemed to have given) a Syndicated Loan Request, a notice pursuant to §2.7 or a Notice of Acceptance/Rejection of Competitive Bid Quote(s), or a notice pursuant to §2.10, and (c) the making of any payment of a Eurodollar Loan or Competitive Bid Loan, or the making of any conversion of any Eurodollar Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto. Such loss, cost, or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for (A) the Eurodollar Loan being paid, prepaid, converted, not converted, reallocated, or not borrowed, as the case may be (based on the Eurodollar Rate), or (B) the Competitive Bid Loan being paid, prepaid, or not borrowed, as the case may be (based on the applicable interest rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be conclusive absent manifest error.

          §5.9. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Applicable Base Rate plus 2% per annum, until such amount shall be paid in full (after as well as before judgment).

          §5.10. Interest Limitation. Notwithstanding any other term of this Agreement, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Bank under applicable laws (including, to the extent applicable, the provisions of §5197 of the Revised Statutes of the United States of America, as amended, and 12 U.S.C. §85, as amended, and without prejudice to the first sentence of §26 hereof).

          §5.11. Reasonable Efforts to Mitigate. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under §§5.4, 5.5 or 5.6, such Bank will give notice thereof to the Borrower, with a copy to the Administrative Agent and, to the extent so requested by the Borrower and not inconsistent with such Bank’s internal policies, such Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to such sections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Bank in its sole discretion, the taking of such actions would not adversely affect such Loans or such Bank or otherwise be disadvantageous to such Bank.

          §5.12. Replacement of Banks. If any Bank (an “Affected Bank”) (1) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to §§5.5 or 5.6, (ii) is unable to make or maintain Eurodollar Loans as a result of a condition described in §5.4 or (iii) defaults in its obligation to make Loans or to participate in Letters of Credit in accordance with the terms of this Agreement (such Bank being referred to as a “Defaulting Bank”), the Borrower may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing §5.4 to be applicable), or default, as the case may be, by notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Bank (A) request the Affected Bank to cooperate with the Borrower in obtaining a replacement bank satisfactory to the Administrative Agent and the Borrower (the “Replacement Bank”) as provided herein, but none of such Banks shall be under an obligation to find a Replacement Bank; (B) request the non-Affected Banks to acquire and assume all of the Affected Bank’s Loans and Commitment, and to participate in Letters of Credit as provided herein, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Administrative Agent. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank’s Loans and Commitment, and to participate in Letters of Credit, then such Affected Bank shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with §20, all of its Commitment, Loans, and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that (x) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (y) prior to any such assignment, the Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under §§5.5, 5.6 and 5.8. Upon the effective date of such assignment, such Replacement Bank shall become a “Bank” for all purposes under this Agreement and the other Loan Documents.

          §5.13. Advances by Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Bank prior to a borrowing hereunder that such Bank will not make the amount that would constitute its allocable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Bank is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Bank’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Bank within three Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to such Loan hereunder, on demand, from the Borrower.

§6. REPRESENTATIONS AND WARRANTIES. The Borrower (and the Guarantor, where applicable) represents and warrants to the Banks that:

          §6.1. Corporate Authority.

     (a) Incorporation; Good Standing. The Borrower and each of its Significant Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     (b) Authorization. The execution, delivery and performance of its Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate authority of the Borrower and the Guarantor, (ii) have been duly authorized by all necessary corporate proceedings on the part of each of the Borrower and the Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or the

     Guarantor or any of their Subsidiaries is subject, (iv) do not contravene any judgment, order, writ, injunction, license or permit applicable to the Borrower, the Guarantor or any of their Subsidiaries so as to have a Material Adverse Effect, and (v) do not conflict with any provision of the corporate charter or bylaws of the Borrower, the Guarantor or any Significant Subsidiary or any agreement or other instrument binding upon the Borrower, the Guarantor or any of their Significant Subsidiaries, except for those conflicts with any such agreement or instrument which could not reasonably be expected to have a Material Adverse Effect.

     (c) Enforceability. The execution, delivery and performance of the Loan Documents by the Borrower and the Guarantor will result in valid and legally binding obligations of the Borrower and the Guarantor enforceable against them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally and general principles of equity.

          §6.2. Governmental and Other Approvals. The execution, delivery and performance of the Loan Documents by the Borrower and the Guarantor and the consummation by the Borrower and the Guarantor of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority or other third party other than those already obtained and those required after the date hereof in connection with the Borrower’s performance of the covenants contained in §§7, 8 and 9 hereof.

          §6.3. Title to Properties; Leases. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet as at the Interim Balance Sheet Date or acquired since that date (except property and assets operated under Capital Leases or sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens except Permitted Liens.

     §6.4. Financial Statements; Solvency.

     (a) There have been furnished to the Banks consolidated balance sheets of the Borrower dated the Balance Sheet Date and consolidated statements of operations for the fiscal periods then ended, certified by the Accountants. In addition, there have been furnished to the Banks consolidated balance sheets of the Borrower and its Subsidiaries dated the Interim Balance Sheet Date and the related consolidated statements of operations for the fiscal quarter ending on the Interim Balance Sheet Date. All said balance sheets and statements of operations have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports), and fairly present, in all material respects, the financial condition of the Borrower on a consolidated basis as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes. There are no contingent liabilities of the Borrower and its Subsidiaries involving material amounts, known to the officers of the Borrower or the Guarantor, which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Banks.

     (b) The Borrower on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., it has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and has, and expects to have, the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

          §6.5. No Material Changes, Etc. Since the Balance Sheet Date, there have been no material adverse changes in the consolidated financial condition, business, assets or liabilities (contingent or otherwise) of the Borrower and its Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had a Material Adverse Effect.

          §6.6. Franchises, Patents, Copyrights, Etc. The Borrower and each of its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted (other than those the absence of which would not have a Material Adverse Effect) without known conflict with any rights of others other than a conflict which would not have a Material Adverse Effect.

          §6.7. Litigation. Except as set forth on Schedule 6.7 or in the Disclosure Documents, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          §6.8. No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower’s or such Subsidiary’s officers has or could reasonably be expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Borrower’s or its Subsidiary’s officers has or could reasonably be expected to have any Material Adverse Effect, except as otherwise reflected in adequate reserves as required by GAAP.

          §6.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is (a) violating any provision of its charter documents or bylaws or (b) violating any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could (in the case of such agreements or such instruments) reasonably be expected to result in a Material Adverse Effect.

          §6.10. Tax Status. The Borrower and its Subsidiaries have filed all federal, state, provincial and territorial income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable law to be filed by them (unless and only to the extent that the Borrower or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes as required by GAAP); and have paid all taxes and other governmental assessments and charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States, Canada or any political subdivision thereof which in the aggregate are not material to the financial condition, business or assets of the Borrower or such Subsidiary on an individual basis or of the Borrower on a consolidated basis) that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and, as required by GAAP, have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except to the extent contested in the manner permitted in the preceding sentence, there are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due and owing by the Borrower or any Subsidiary, nor do the officers of the Borrower or any of its Subsidiaries know of any basis for any such claim.

          §6.11. No Event of Default. No Default or Event of Default has occurred hereunder and is continuing.

          §6.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a “registered investment company”, or an “affiliated company” or a “principal underwriter” of a “registered investment company”, as such terms are defined in the Investment Company Act of 1940.

          §6.13. Absence of Financing Statements, Etc. Except as permitted by §8.1 of this Agreement, there is no Indebtedness senior to the Obligations, and except for Permitted Liens, there are no Liens, or any effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or right thereunder.

          §6.14. Employee Benefit Plans.

          §6.14.1. In General. Each Employee Benefit Plan has been maintained and operated in compliance with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. Promptly upon the request of any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under §103(d) of ERISA, with respect to each Guaranteed Pension Plan.

               §6.14.2. Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title 1, Part 6 of ERISA) . The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without material liability to any Person.

               §6.14.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of §302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan (other than Terminated Plans) and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Other than with respect to the Terminated Plans, based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of §4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

               §6.14.4. Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of §4241 or §4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA.

          §6.15. Environmental Compliance. The Borrower and its Subsidiaries have taken all steps that they have deemed reasonably necessary to investigate the past and present condition and usage of the Real Property and the operations conducted by the Borrower and its Subsidiaries and, based upon such diligent investigation, have determined that, except as set forth on Schedule 6.15 or in the Disclosure Documents:

          (a) Neither the Borrower, its Significant Subsidiaries, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any applicable international, federal, state, provincial, territorial or local statute, regulation, ordinance, order or decree relating to health, safety, waste transportation or disposal, or the environment (the “Environmental Laws”), which violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Except with respect to any such matters that could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Significant Subsidiaries has received notice from any third party including, without limitation: any federal, state, provincial, territorial or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws, excluding household hazardous waste (“Hazardous Substances”), which any one of them has generated, transported or disposed of, has been found at any site at which a federal, state, provincial, territorial or local agency or other third party has conducted or has ordered that the Borrower or any of its Significant Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances.

          (c) Except for those occurrences or situations that could not reasonably be expected to have a Material Adverse Effect, (i) no portion of the Real Property or other assets of the Borrower and its Significant Subsidiaries has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, its Significant Subsidiaries, or operators of the Real Property or other assets of the Borrower and its Significant Subsidiaries, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property or other assets of the Borrower or its Significant Subsidiaries; and (iv) any Hazardous Substances that have been generated on the Real Property or other assets of the Borrower or its Significant Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the Borrower’s knowledge, operating in compliance with such permits and applicable Environmental Laws.

          §6.16. Disclosure. No representation or warranty made by the Borrower or the Guarantor in this Agreement or in any agreement, instrument, document, certificate, or financial statement furnished to the Banks or the Administrative Agent by or on behalf of or at the request of the Borrower and the Guarantor in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances in which they are made.

          §6.17. Permits and Governmental Authority. All permits (other than those the absence of which could not reasonably be expected to have a Material Adverse Effect) required for the construction and operation of all landfills currently owned or operated by the Borrower or any of its Significant Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, the holder of such permits is in violation of any such permits, except for any violation which could not reasonably be expected to have a Material Adverse Effect.

§7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligations to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

          §7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal of and interest on the Loans, all Reimbursement Obligations, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

          §7.2. Maintenance of U.S. Office. The Borrower will maintain its chief executive offices at Houston, Texas, or at such other place in the United States of America as the Borrower shall designate upon 30 days’ prior written notice to the Administrative Agent.

          §7.3. Records and Accounts. The Borrower will, and will cause each of its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

          §7.4. Financial Statements, Certificates and Information. The Borrower will deliver to the Banks:

          (a) as soon as practicable, but, in any event not later than 100 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower as at the end of such year, consolidated statements of cash flows, and the related consolidated statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared in accordance with GAAP and, with respect to the consolidated financial statements, certified by Ernst & Young LLP or by other nationally recognized independent auditors selected by the Borrower and reasonably satisfactory to the Administrative Agent (the “Accountants”). In addition, simultaneously therewith, the Borrower shall provide the Banks with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

     (b) as soon as practicable, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the consolidated balance sheet and statement of operations of the Borrower as at the end of such quarter, subject to year-end adjustments, and the related consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by the principal financial or accounting officer of the Borrower (the “CFO or the CAO”) that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present, in all material respects, the consolidated financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the period then ended, subject to year-end adjustments and the exclusion of detailed footnotes;

     (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a certificate in the form of Exhibit C hereto (the “Compliance Certificate”) signed by the CFO or the CAO or the Borrower’s corporate treasurer, stating that the Borrower and its Subsidiaries are in compliance with the covenants contained in §§7, 8 and 9 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance with respect to the covenants contained in §9 hereof and that no Default or Event of Default exists, provided that if the Borrower shall at the time of issuance of such Compliance Certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrower shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

     (d) promptly following the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the Borrower’s and its Subsidiaries’ stockholders generally; and

     (e) from time to time such other financial data and other information as any of the Banks may reasonably request through the Administrative Agent.

The Borrower hereby authorizes each Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which the Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time, except as to matters specifically permitted therein.

          §7.5. Existence and Conduct of Business. The Borrower will, and will cause each Significant Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; and effect and maintain its foreign qualifications (except where the failure of the Borrower or any Significant Subsidiary to remain so qualified could not reasonably be expected to have a Material Adverse Effect), licensing, domestication or authorization, except as any of the foregoing may be terminated by its Board of Directors in the exercise of its reasonable judgment; provided that such termination could not reasonably be expected to have a Material Adverse Effect. The Borrower will not, and will cause its Subsidiaries not to, become obligated under any contract or binding arrangement which, at the time it was entered into, could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, continue to engage primarily in any of the businesses now conducted by the Borrower and its Subsidiaries and in related, complementary or supplemental businesses, and any additional businesses acquired pursuant to the terms of §8.4(a) hereunder.

          §7.6. Maintenance of Properties. The Borrower will, and will cause its Significant Subsidiaries to, cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and its Significant Subsidiaries may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its or their business and which could not reasonably be expected to have a Material Adverse Effect.

          §7.7. Insurance. The Borrower will, and will cause its Subsidiaries to, maintain insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrower and its Subsidiaries, in amounts substantially similar to the existing coverage maintained by the Borrower and its Subsidiaries. Such insurance shall be with financially sound and reputable insurance companies (including captive insurance companies), funds or underwriters, or may be pursuant to self-insurance plans. In addition, the Borrower will furnish from time to time, upon the Administrative Agent’s request, a summary of the insurance coverage of the Borrower and its Subsidiaries, which summary shall be in form and substance satisfactory to the Administrative Agent and, if requested by the Administrative Agent, will furnish to the Administrative Agent copies of the applicable policies.

          §7.8. Taxes. The Borrower will, and will cause its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the failure to do so (either individually, or in the aggregate for all such failures) could not reasonably be expected to have a Material Adverse Effect and the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP; and provided, further, that the Borrower or such Subsidiary will pay all such taxes, assessments, charges, levies or claims prior to the foreclosure on any Lien which may have attached as security therefor.

          §7.9. Inspection of Properties, Books and Contracts. The Borrower will, and will cause its Significant Subsidiaries to, permit the Administrative Agent or any Bank or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrower and its Significant Subsidiaries, to examine the books of account of the Borrower and its Significant Subsidiaries, or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Significant Subsidiaries with, and to be advised as to the same by, their officers, all at such times and intervals as may be reasonably requested.

          §7.10. Compliance with Laws, Contracts, Licenses and Permits; Maintenance of Material Licenses and Permits. The Borrower will, and will cause each Subsidiary to, (i) comply with the provisions of its charter documents and by-laws; (ii) comply with all agreements and instruments by which it or any of its properties may be bound except where noncompliance could not reasonably be expected to have a Material Adverse Effect; (iii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits (“Applicable Requirements”), except where noncompliance with such Applicable Requirements could not reasonably be expected to have a Material Adverse Effect; (iv) maintain all operating permits for all landfills now owned or hereafter acquired, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to the Borrower’s knowledge, in compliance with Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any Significant Subsidiary may fulfill any of its obligations hereunder or under any other Loan Document, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Significant Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

          §7.11. Environmental Indemnification. The Borrower covenants and agrees that it will indemnify and hold the Banks, the Issuing Banks and the Administrative Agent and their respective affiliates, and each of the representatives, agents and officers of each of the foregoing, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks, the Issuing Banks or the Administrative Agent (including all reasonable costs of legal representation incurred by the Banks, the Issuing Banks or the Administrative Agent) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws or Applicable Requirements with respect to conditions at the Real Property or other assets of the Borrower or its Subsidiaries, or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which the Borrower, any of its Subsidiaries, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and Reimbursement Obligations and satisfaction of all other Obligations hereunder and shall inure to the benefit of the Banks, the Issuing Banks, the Administrative Agent and their affiliates, successors and assigns.

          §7.12. Further Assurances. The Borrower and the Guarantor will cooperate with the Administrative Agent and execute such further instruments and documents as the Administrative Agent shall reasonably request to carry out to the Majority Banks’ satisfaction the transactions contemplated by this Agreement.

          §7.13. Notice of Potential Claims or Litigation. The Borrower shall deliver to the Banks written notice of the initiation of any action, claim, complaint, investigation or any other notice of dispute or litigation against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, or which questions the validity or enforceability of any Loan Document, together with a copy of each such complaint or other notice received by the Borrower or any of its Subsidiaries if requested by the Administrative Agent within 30 days of receipt thereof or of the determination that such action could reasonably be expected to have a Material Adverse Effect, whichever occurs later (and the Borrower will make such determination in each case as promptly as practicable).

          §7.14. Notice of Certain Events Concerning Environmental Claims. The Borrower will promptly, and in any event within ten (10) Business Days of the Borrower’s obtaining knowledge thereof, notify the Banks in writing of any of the following events:

          (i) the Borrower’s or any Significant Subsidiary’s obtaining knowledge of any violation of any Environmental Law regarding the Real Property or the Borrower’s or any Subsidiary’s operations which violation could reasonably be expected to have a Material Adverse Effect;

          (ii) the Borrower’s or any Significant Subsidiary’s obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could reasonably be expected to have a Material Adverse Effect;

          (iii) the Borrower’s or any Significant Subsidiary’s receipt of any notice of any material violation of any Environmental Law or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including any federal, state, provincial, territorial or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the Borrower’s, any Significant Subsidiary’s or any Person’s operation of the Real Property, (B) contamination on, from, or into the Real Property, or (C) investigation or remediation of offsite locations at which the Borrower, any Significant Subsidiary, or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances, if any thereof could reasonably be expected to have a Material Adverse Effect; or

          (iv) the Borrower’s or any Significant Subsidiary’s obtaining knowledge that any expense or loss has been incurred by any governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Borrower or any Significant Subsidiary has been alleged to be liable by such governmental authority or for which a Lien may be imposed on the Real Property by such governmental authority, if any thereof could reasonably be expected to have a Material Adverse Effect.

          §7.15. Notice of Default. The Borrower will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $25,000,000 as to which the Borrower or any of its Significant Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall promptly upon obtaining actual knowledge thereof give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

          §7.16. Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes, to provide working capital, to backstop commercial paper, to provide letters of credit and to refinance existing Indebtedness of the Borrower and its Subsidiaries. No proceeds of the Loans shall be used in any way that will violate Regulations U or X of the Board of Governors of the Federal Reserve System.

          §7.17. Certain Transactions. Except as disclosed in the Disclosure Documents prior to the Effective Date, and except for arm’s length transactions pursuant to which the Borrower or any Subsidiary makes payments in the ordinary course of business, none of the officers, directors, or employees or any other affiliate of the Borrower or any Subsidiary are presently or shall be a party to any transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or any Subsidiary, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

§8. NEGATIVE COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of

Credit hereunder, or the Banks have any obligation to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

          §8.1. Restrictions on Indebtedness. The Borrower will not permit any of its Subsidiaries to create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any Indebtedness of any other Person (other than the Borrower or any of its Subsidiaries), other than:

          (a) Indebtedness of the Borrower’s Subsidiaries listed in Schedule 8.1(a) and any extension, renewal or refinancing of such Indebtedness, provided that the terms and conditions of any such extensions, renewals or refinancings do not increase the relative priority of the original Indebtedness and provided, further, that such extended, renewed or refinanced Indebtedness does not in the aggregate exceed the Dollar amount of the original Indebtedness; and

          (b) Other Indebtedness of the Borrower’s Subsidiaries (other than of the Guarantor) provided that the aggregate amount of all such Indebtedness under this §8.1(b), when added (without duplication) to the aggregate outstanding amount of secured Indebtedness of the Borrower and its Subsidiaries under subsections (k), (l) and (m) of the definition of “Permitted Liens” and Indebtedness with respect to Permitted Receivables Transactions, shall not exceed 15% of Consolidated Tangible Assets at any time.

          §8.2. Restrictions on Liens. The Borrower will not, and will cause its Subsidiaries not to, create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except for Permitted Liens.

     The Borrower and the Guarantor covenant and agree that if either of them or any of their Subsidiaries shall create or incur any Lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent shall have been obtained from the Banks), the Borrower and the Guarantor will make or cause to be made effective provision whereby the Obligations and the Guaranteed Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured; provided that the covenants of the Borrower and the Guarantor contained in this sentence shall only be in effect for so long as the Borrower or the Guarantor shall be similarly obligated under any other Indebtedness; provided, further, that an Event of Default shall occur for so long as such other Indebtedness becomes secured notwithstanding any actions taken by the Borrower or the Guarantor to ratably secure the Obligations and the Guaranteed Obligations hereunder.

          §8.3. Restrictions on Investments. Except to the extent provided in §8.4, neither the Borrower nor any Subsidiary may make or permit to exist or to remain outstanding any Investment, other than Investments in Cash Equivalents unless both before and after giving effect thereto (i) the Borrower and its Subsidiaries are in compliance with the covenants set forth in §§7, 8 and 9 hereof and (ii) there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment; provided that the aggregate amount of all Investments (excluding Investments in Cash Equivalents), does not exceed 15% of Consolidated Tangible Assets; and provided further that the ability of the Subsidiaries of the Borrower to incur any Indebtedness in connection with any Investment permitted by this §8.3 shall be governed by §8.1.

          §8.4. Mergers, Consolidations, Sales.

          (a) Neither the Borrower nor any Subsidiary shall be a party to any merger, consolidation or exchange of stock unless the Borrower shall be the surviving entity with respect to any such transaction to which the Borrower is a party and the Guarantor shall be the survivor of any merger with any other Subsidiary or a Subsidiary shall be the surviving entity (and continue to be a Subsidiary) with respect to any such transactions to which one or more Subsidiaries is a party (and the conditions set forth below are satisfied), or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership or joint venture or other interest in, any other Person except as otherwise provided in §8.3 or this §8.4. Notwithstanding the foregoing, the Borrower and its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or joint venture or other interest in, any Person if the following conditions have been met: (i) the proposed transaction will not otherwise create a Default or an Event of Default hereunder; and (ii) the business to be acquired predominantly involves (A) the collection, transfer, hauling, disposal or recycling of solid waste or thermal soil remediation, or (B) other lines of businesses currently engaged in, or related, associated, complementary or supplementary thereto, whether from an operational, business, financial, technical or administrative standpoint; provided that the Borrower or its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership or joint venture or other interest in, any Persons in unrelated businesses, not to exceed a total aggregate amount of $400,000,000 during the term of this Agreement. Notwithstanding anything herein to the contrary, the ability of the Subsidiaries of the Borrower to incur any Indebtedness in connection with any transaction permitted pursuant to this §8.4 shall be governed by §8.1.

          (b) Neither the Borrower nor any Subsidiary shall sell, transfer, convey or lease any assets or group of assets, including the sale or transfer of any property owned by the Borrower or any Subsidiary in order then or thereafter to lease such property or lease other property which the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, or sell or assign, with or without recourse, any receivables, except (i) transfers of real or personal property among Subsidiaries of the Borrower, (ii) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, sales of assets or pursuant to a sale-leaseback transaction; provided that any net cash proceeds from any such sale or sale-leaseback shall, within 180 days, either be used to pay down outstanding Loans under this Agreement or be reinvested by such Person in assets of the business of the Borrower and its Subsidiaries, used for working capital, invested in Investments in accordance with the provisions of §8.3 or used for other general corporate purposes, (iii) sales of accounts receivable (and contract rights, general intangibles or chattel paper related thereto) more than sixty (60) days past due sold or assigned in the ordinary course of collecting past due accounts, or (iv) pursuant to a Permitted Receivables Transaction.

          §8.5. Restricted Distributions and Redemptions. Neither the Borrower nor any of its Subsidiaries will (a) declare or pay any Distributions, or (b) redeem, convert, retire or otherwise acquire shares of any class of its capital stock (other than in connection with a merger permitted by §8.4 hereof or conversion into another form of equity of any preferred shares of the Borrower existing as of the Effective Date pursuant to the terms thereof), unless at the time of such Distribution or redemption no Default or Event of Default exists or would be created hereunder. Notwithstanding the above, any Subsidiary may make Distributions to the Borrower and the Borrower agrees that neither the Borrower nor any Significant Subsidiary will enter into any agreement restricting Distributions from such Significant Subsidiary to the Borrower.

          §8.6. Employee Benefit Plans. None of the Borrower, any of its Subsidiaries, or any ERISA Affiliate will:

          (a) engage in any “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the Code which could result in a material liability for the Borrower on a consolidated basis; or

          (b) permit any Guaranteed Pension Plan to incur an “accumulated funding deficiency”, as such term is defined in §302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or the Guarantor pursuant to §302(f) or §4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of §4001 of ERISA), other than with respect to the Terminated Plans, of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any such Guaranteed Pension Plan with assets in excess of benefit liabilities.

     The Borrower and its Subsidiaries will (i) promptly upon the request of any Bank or the Administrative Agent, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under §§302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under §§4041A, 4202, 4219, 4242 or 4245 of ERISA.

§9. FINANCIAL COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation or Letter of Credit is outstanding or the Banks have any obligation to make Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit hereunder, or the Banks have any obligation to reimburse any Issuing Bank for drawings honored under any Letter of Credit, it shall comply with the following covenants:

          §9.1. Interest Coverage Ratio. As of the end of any fiscal quarter of the Borrower, the Borrower will not permit the ratio of (a) EBIT for the four fiscal quarters then ending to (b) Consolidated Total Interest Expense for such period to be less than 2.75:1.00.

          §9.2. Total Debt to EBITDA. As of the end of any fiscal quarter of the Borrower, the Borrower will not permit the ratio of (a) Total Debt to (b) EBITDA for the four fiscal quarters then ending to exceed 3.50:1.00.

§10. CONDITIONS PRECEDENT.

          §10.1. Conditions To Effectiveness. The effectiveness of this Agreement and the obligations of the Banks to make any Loans and of any Issuing Bank to issue Letters of Credit and of the Banks to participate in Letters of Credit and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

               §10.1.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and the Guarantor of the Loan Documents shall have been duly and effectively taken, and evidence thereof certified by authorized officers of the Borrower and the Guarantor and satisfactory to the Administrative Agent shall have been provided to the Banks.

               §10.1.2. Loan Documents, Etc. Each of the Loan Documents and other documents listed on the closing agenda shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Majority Banks.

               §10.1.3. Certified Copies of Charter Documents. The Banks shall have received from each of the Borrower and the Guarantor, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, (a) its charter or other incorporation documents, (b) its by-laws and (c) good standing certificates and foreign qualifications.

               §10.1.4. Incumbency Certificate. The Banks shall have received an incumbency certificate, dated as of the Effective Date, signed by duly authorized officers of the Borrower and the Guarantor giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrower and the Guarantor; (b) to make Syndicated Loan Requests and Letter of Credit Requests; (c) to make Competitive Bid Quote Requests; and (d) to give notices and to take other action on the Borrower’s or the Guarantor’s behalf under the Loan Documents.

     §10.1.5. Certificates of Insurance. The Administrative Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Effective Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance coverage of the Borrower and its Subsidiaries.

     §10.1.6. Opinion of Counsel. The Banks shall have received a favorable legal opinion from the Vice President and Assistant General Counsel of the Borrower and the Guarantor addressed to the Banks, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, and a favorable legal opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, dated the Effective Date, as to the validity and binding effect of this Agreement.

     §10.1.7. Satisfactory Financial Condition. Other than as disclosed in the Disclosure Documents, no material adverse change shall have occurred in the financial condition, results of operations, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, since the Balance Sheet Date.

     §10.1.8. Payment of Closing Fees. The Borrower shall have paid the agreed-upon closing fees to the Administrative Agent for the account of the Banks.

     §10.1.9. Termination of Existing Credit Agreements. The Existing Credit Agreements shall be paid in full and terminated.

     §10.1.10. Closing Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, dated as of the Effective Date, stating that, as of such date (a) the representations and warranties set forth herein and in the other Loan Documents are true and correct, and (b) no Default or Event of Default has occurred and is continuing.

§11. CONDITIONS TO ALL LOANS. The obligations of the Banks to make or continue for an additional Interest Period in accordance with §2.7 any Loan and the obligation of any Issuing Bank to issue, extend, or renew any Letter of Credit at the time of and subsequent to the Effective Date is subject to the following conditions precedent:

          §11.1. Representations True. The Borrower shall have certified to the Administrative Agent and the Banks that each of the representations and warranties of the Borrower and the Guarantor (as applicable) contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement, other than the representation and warranty in §6.5 hereof, is true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension, or renewal of any Letter of Credit, as applicable, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which either individually or in the aggregate do not result in a Material Adverse Effect, and to the extent that such representations and warranties relate expressly and solely to an earlier date).

          §11.2. Performance; No Event of Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it prior to or at the time of the making of any Loan or the issuance, extension or renewal of any Letter of Credit, and at the time of the making of any Loan or the issuance, renewal or extension of any Letter of Credit there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan or issuance, extension, or renewal of any Letter of Credit, as applicable. Each request for a Loan or for issuance, extension or renewal of a Letter of Credit shall constitute certification by the Borrower that the condition specified in this §11.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance, extension or renewal.

          §11.3. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement shall have been taken and all documents incident thereto shall have been delivered to the Banks as of the date of the making of any extension of credit in substance and in form satisfactory to the Banks, including without limitation a Syndicated Loan Request or a Letter of Credit Request and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

§12. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

          §12.1. Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, “Defaults”) shall occur:

     (a) if the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

     (b) if the Borrower shall fail to pay any interest or fees or other amounts owing hereunder (other than those specified in subsection (a) above) within five (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

     (c) if the Borrower shall fail to comply with any of the covenants contained in §§7.4, 7.5, 7.15, 7.16, 8 and 9 hereof;

     (d) if the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) and such failure shall not be remedied within 30 days after written notice of such failure shall have been given to the Borrower by the Administrative Agent or any of the Banks;

          (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

          (f) if the Borrower or any of its Subsidiaries shall fail to pay when due, or within any applicable period of grace, any Indebtedness or obligations under Swap Contracts in an aggregate amount greater than $50,000,000, or fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing any Indebtedness or obligations under Swap Contracts in an aggregate amount greater than $50,000,000 for such period of time as would permit, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or terminate its commitment with respect thereto;

          (g) if the Borrower, the Guarantor or any Significant Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, the Guarantor or any Significant Subsidiary, or of any substantial part of the assets of the Borrower, the Guarantor or any Significant Subsidiary or commences any case or other proceeding relating to the Borrower, the Guarantor or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower, the Guarantor or any Significant Subsidiary or the Borrower, the Guarantor or any Significant Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

          (h) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or the Guarantor or any Significant Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or the Guarantor or any Significant Subsidiary in an involuntary case under federal bankruptcy laws of any jurisdiction as now or hereafter constituted;

          (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any Subsidiary which, with other outstanding final judgments against the Borrower and its Subsidiaries, exceeds in the aggregate $25,000,000 after taking into account any undisputed insurance coverage;

          (j) if, with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any Subsidiary to the PBGC or such Plan in an aggregate amount exceeding $25,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the partial or complete termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the appropriate United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

          (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Guarantor, or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (l) if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common voting stock of the Borrower; or during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration to the extent permitted by law or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §12.1(g) or 12.1(h) with respect to the Borrower or the Guarantor, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank. Upon demand by the Majority Banks after the occurrence of any Event of Default, the Borrower shall immediately provide to the Administrative Agent cash in an amount equal to the aggregate Maximum Drawing Amount to be held by the Administrative Agent as collateral security for the Reimbursement Obligations.

          §12.2. Termination of Commitments. If any Event of Default pursuant to §§ 12.1(g) or 12.1(h) hereof shall occur with respect to the Borrower or the Guarantor, any unused portion of the Total Commitment hereunder shall forthwith terminate and the Banks and the Issuing Banks shall be relieved of all obligations to make Loans or to issue, extend or renew Letters of Credit hereunder; or if any other Event of Default shall occur, the Majority Banks may by notice to the Borrower terminate the unused portion of the Total Commitment hereunder, and, upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Banks and the Issuing Banks shall be relieved of all further obligations to make Loans or to issue, extend or renew Letters of Credit hereunder. No termination of any portion of the Total Commitment hereunder shall relieve the Borrower of any of its existing Obligations to the Banks, the Issuing Banks or the Administrative Agent hereunder or elsewhere.

          §12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans and other Obligations pursuant to §12.1, each Bank, upon notice to the other Banks, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank, any recovery being subject to the terms of §29 hereof. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

§13. SETOFF. During the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Banks or the Administrative Agent. Any amounts set off with respect to the Obligations shall be distributed ratably in accordance with §29 among all of the Banks by the Bank setting off such amounts. If any Bank fails to share such setoff ratably, the Administrative Agent shall have the right to withhold such Bank’s share of the Borrower’s payments until each of the Banks shall have, in the aggregate, received a pro rata repayment.

§14. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby promises to reimburse the Administrative Agent and the Joint Lead Arrangers and Joint Book Managers for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys’ fees) incurred or expended in connection with the syndication, preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. The Borrower further promises to reimburse the Administrative Agent and the Banks for all reasonable out-of-pocket fees and disbursements (including all reasonable legal fees and the allocable cost of in-house attorneys’ fees) incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or under any other Loan Document, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder. The Borrower also promises to pay the Administrative Agent all reasonable out-of-pocket fees and disbursements, incurred or expended in connection with the Competitive Bid Loan procedure under §4 hereof.

§15. THE AGENTS.

          §15.1. Authorization and Action. Each Bank hereby irrevocably appoints Citibank as Administrative Agent hereunder and authorizes Citibank to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Loan Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks (or, when expressly required hereby, all of the Banks), and such instructions shall be binding upon all Banks; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or the other Loan Documents or applicable law.

          §15.2. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any of the Banks for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to the Banks for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of the Borrower or the Guarantor or to inspect the property (including the books and records) of the Borrower or the Guarantor or any of their Subsidiaries, and shall not be deemed to have knowledge or notice of any Default or Event of Default unless and until it shall have received, at its office specified in §22, a notice describing the same and entitled “Notice of Default”; (iv) shall not be responsible to any Bank for the due execution (other than its own), legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any related agreement, instrument or document furnished pursuant hereto; and (v) shall incur no liability to the Banks under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

          §15.3. Citibank and Affiliates. With respect to its Commitment, Citibank shall have the same rights and powers under this Agreement and under the other Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, the Guarantor, any of their Subsidiaries and any Person who may do business with or own securities of the Borrower, the Guarantor, or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Banks.

          §15.4. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in §6.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          §15.5. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective amounts of their Commitments as most recently in effect at the time such indemnity is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share as aforesaid of any out of pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

          §15.6. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent that, unless a Default or Event of Default shall have occurred and then be continuing, is reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Banks’

removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having total assets of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this §15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          §15.7. Lead Arrangers, Etc. The parties identified on the cover hereof as Lead Arrangers and Bookrunners, Syndication Agents and Documentation Agents shall have no obligations or liabilities under this Agreement and the other Loan Documents.

          §15.8. Documents. The Administrative Agent will forward to each Bank, promptly after receipt thereof, a copy of each notice or other document furnished to the Administrative Agent for such Bank hereunder; provided, however, that, notwithstanding the foregoing, the Administrative Agent may furnish to the Banks a monthly summary with respect to Letters of Credit issued hereunder in lieu of copies of the related Letter of Credit Applications.

          §15.9. Action by the Banks, Consents, Amendments, Waivers, Etc. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Bank in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Banks hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower or the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Bank or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

          (b) Except as otherwise provided in §3.1(a) hereof with respect to Schedule 3.1, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Banks or by the Borrower and the Administrative Agent with the consent of the Majority Banks; provided that no such agreement shall (i) increase the Commitment of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan or Reimbursement Obligations, or reduce the rate of interest on the Loans or reduce any fees payable hereunder, without the written consent of each Bank affected thereby; (iii) postpone the date of any payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank affected thereby; (iv) release the Borrower from its Obligations or the Guarantor from its Guaranteed Obligations hereunder without the written consent of each Bank; (v) modify §29(a) or any other provision of this Agreement providing for pro rata payments to or by the Banks; or (vi) change any of the provisions of this §15.9 or any provision of this Agreement requiring action by all the Banks, or the percentage of Banks constituting “Majority Banks”, without the written consent of each Bank; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Banks, as the case may be.

§16. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Banks, the Issuing Banks, the Joint Lead Arrangers and Joint Book Managers and the Administrative Agent and their affiliates, as well as the Banks’ and the Administrative Agent’s and their affiliates’ shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of such indemnified party. In any investigation, enforcement matter, proceeding or litigation, or the preparation therefor, the Banks and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel (including the non-duplicative allocated cost of internal counsel), and settlement costs. In the event of the commencement of any such proceeding or litigation against the Banks or Administrative Agent by third parties, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of their choice at their expense. The covenants of this §16 shall survive payment or satisfaction of payment of amounts owing with respect to any Note or the Loans and satisfaction of all the Obligations hereunder and under the Loan Documents, IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE. NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY IN RESPECT OF ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

§17. WITHHOLDING TAXES. The Borrower hereby agrees that:

          (a) Any and all payments made by the Borrower hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature whatsoever, excluding, in the case of each of the Administrative Agent and each of the Banks, (i) taxes imposed on, or measured by, its net income or profits, (ii) franchise taxes imposed on it, (iii) taxes imposed by any jurisdiction as a direct consequence of it, or any of its affiliates, having a present or former connection with such jurisdiction, including, without limitation, being organized, existing or qualified to do business, doing business or maintaining a permanent establishment or office in such jurisdiction, and (iv) taxes imposed by reason of its failure to comply with any applicable certification, identification, information, documentation or other reporting requirement (all such non-excluded taxes being hereinafter referred to as “Indemnifiable Taxes”). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Indemnifiable Taxes pursuant to any applicable law, or governmental rule or regulation, then the Borrower will (i) direct to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) forward to the Administrative Agent for delivery to the applicable Bank an official receipt or other documentation satisfactory to the Administrative Agent and the applicable Bank evidencing such payment to such taxing authority, and (iii) direct to the Administrative Agent for the account of the relevant Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each relevant Bank will equal the full amount such Bank would have received had no such withholding or deduction (including any Indemnifiable Taxes on such additional amounts) been required. Moreover, if any Indemnifiable Taxes are directly asserted against the Administrative Agent or any Bank with respect to any payment received by the Administrative Agent or such Bank by reason of the Borrower’s failure to properly deduct and withhold such Indemnifiable Taxes from such payment, the Administrative Agent or such Bank may pay such Indemnifiable Taxes and the Borrower will promptly pay all such additional amounts (including any penalties, interest or reasonable expenses) as is necessary in order that the net amount received by such Person after the payment of such Indemnifiable Taxes (including any Indemnifiable Taxes on such additional amount) shall equal the amount such Person would have received had not such Indemnifiable Taxes been asserted; provided that the Administrative Agent or such Bank, as the case may be, agrees to use commercially reasonable efforts, at the expense of the Borrower, to contest or otherwise challenge such Indemnifiable Taxes if the Administrative Agent or such Bank, as applicable, determines in good faith that a reasonable basis exists to do so. Any such payment shall be made promptly after the receipt by the Borrower from the Administrative Agent or such Bank, as the case may be, of a written statement setting forth in reasonable detail the amount of the Indemnifiable Taxes and the basis of the claim.

          (b) The Borrower shall pay any present or future stamp or documentary taxes or any other excise or any other similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”).

          (c) The Borrower hereby indemnifies and holds harmless the Administrative Agent and each Bank for the full amount of Indemnifiable Taxes or Other Taxes (including, without limitation, any Indemnifiable Taxes or Other Taxes imposed on amounts payable under this §17) paid by the Administrative Agent or such Bank, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, by reason of the Borrower’s failure to properly deduct and withhold Indemnifiable Taxes pursuant to paragraph (a) above or to properly pay Other Taxes pursuant to paragraph (b) above. Any indemnification payment from the Borrower under the preceding sentence shall be made promptly after receipt by the Borrower from the Administrative Agent or Bank of a written statement setting forth in reasonable detail the amount of such Indemnifiable Taxes or such Other Taxes, as the case may be, and the basis of the claim.

          (d) If the Borrower pays any amount under this §17 to the Administrative Agent or any Bank and such payee knowingly receives a refund or tax credit in respect of any taxes with respect to which such amount was paid, the Administrative Agent or such Bank, as the case may be, shall remit to the Borrower, promptly following the receipt thereof by such payee, an amount equal to the amount determined by such payee to be equal to the amount of any net reduction in taxes actually obtained by such payee and determined by it to be allocable to such refund or credit; provided, that the decision as to whether or not to claim any such refund or credit, and as to the amount and allocation of any such refund or credit so claimed, shall be made by each such payee in its sole and absolute discretion; and provided, further, that nothing herein shall be deemed to obligate any Bank or the Administrative Agent to disclose to the Borrower or the Guarantor its tax returns or any information regarding its tax affairs.

          (e) In the event any taxing authority notifies the Borrower or the Guarantor that any of them has improperly failed to deduct or withhold any taxes (other than Indemnifiable Taxes) from a payment made hereunder to the Administrative Agent or any Bank, the Borrower shall timely and fully pay such taxes to such taxing authority.

          (f) The Administrative Agent or the Banks shall, upon the request of the Borrower, take reasonable measures to avoid or mitigate the amount of Indemnifiable Taxes required to be deducted or withheld from any payment made hereunder if such measures can be taken without such Person in its sole judgment suffering any legal, regulatory or economic disadvantage.

          (g) Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the Borrower contained in this §17 shall survive the payment in full of the Obligations.

§18. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

          §18.1. Confidentiality. Each of the Banks and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this §18, or becomes available to any of the Banks or the Administrative Agent on a nonconfidential basis from a source other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or any of its affiliates or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Bank or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Banks, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to an affiliate of any Bank or the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of §18.1, or (i) with the consent of the Borrower.

          §18.2. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Banks and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

          §18.3. Other. In no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Bank under this §18 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

§19. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantor pursuant hereto shall be deemed to have been relied upon by the Banks, the Issuing Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by them, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit by any Issuing Bank, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Obligation, or any Letter of Credit remains outstanding and unpaid or any Bank has any obligation to make any Loans or any Issuing Bank has any obligation to issue, extend, or renew any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

§20. ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Commitment Percentage and interests in the risk relating to the Loans, outstanding Letters of Credit and its Commitment hereunder in an amount equal to or greater than $5,000,000 (or, if a Bank’s Commitment is less than $5,000,000, in a minimum amount equal to such Bank’s Commitment; provided that prior to any Commitment reductions pursuant to §2.3.1, such Bank’s Commitment was at least $5,000,000) to additional banks, other financial institutions or Bank Affiliates with the prior written approval of the Administrative Agent and each Issuing Bank and, so long as no Event of

Default has occurred and is continuing, the Borrower (provided that the Borrower’s consent shall not be required in the case of an assignment to a Bank Affiliate or to an Approved Fund), which approvals shall not be unreasonably withheld. Any Bank may at any time, and from time to time, assign to any branch, lending office, or Bank Affiliate all or any part of its rights and obligations under the Loan Documents by notice to the Administrative Agent and the Borrower. It is further agreed that each bank or other financial institution which executes and delivers to the Administrative Agent and the Borrower hereunder an Assignment and Acceptance substantially in the form of Exhibit D hereto (an “Assignment and Acceptance”) together with an assignment fee in the amount of $3,500 payable by the assigning Bank to the Administrative Agent, shall, on the date specified in such Assignment and Acceptance, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Commitment, the Loans and Letters of Credit shall be as set forth in such Assignment and Acceptance. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for indemnity rights arising out of the period prior to such assignment) and be released from its obligations under this Agreement and the other Loan Documents. Upon the execution and delivery of such Assignment and Acceptance (a) to the extent applicable, the Borrower shall issue Notes (and replacement Notes) or the Administrative Agent shall make appropriate entries on the applicable loan account(s) to reflect such assignment of Loan(s); and (b) this Agreement and Schedule 1 shall be deemed to be appropriately amended to reflect (i) the status of the bank, financial institution or Bank Affiliate as a party hereto and (ii) the status and rights of the Banks hereunder.

     Each Bank shall also have the right to grant participations to one or more banks, other financial institutions or Bank Affiliates in its Commitment, the Loans and outstanding Letters of Credit. The documents evidencing any such participation shall limit such participating bank’s, financial institution’s or Bank Affiliate’s, voting rights with respect to this Agreement to the matters set forth in §15.9(b)(i) – (v).

     Notwithstanding the foregoing, no assignment or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement, and no Bank which retains a Commitment hereunder shall have a Commitment of less than $5,000,000, except as a result of reductions in the Total Commitment pursuant to §2.3 hereof.

     Anything contained in this §20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree to be bound by §18 hereof.

§21. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that neither the Borrower nor the Guarantor shall assign or transfer its rights or obligations hereunder or thereunder without the prior written consent of each of the Banks.

§22. NOTICES, ETC. (a) Subject to clauses (b) and (c) of this §22, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by registered or certified United States first class mail, postage prepaid, or sent by telegraph, telex or facsimile and confirmed by letter, addressed as follows:

          (i) if to the Borrower or the Guarantor, at 1001 Fannin Street, Suite 4000, Houston, Texas 77002, Attention: Treasurer, facsimile number (713) 942-1580, with a copy to Attention: General Counsel, facsimile number (713) 209-9710; or

          (ii) if to the Administrative Agent , at 2 Penns Way, Suite 110, New Castle, Delaware 19720, Attention: Tara Wooster, facsimile number (212) 994-0961; or

          (iii) if to any Bank, at the last address provided to the Administrative Agent; or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, seven Business Days after the posting thereof, and (c) if sent by telex, facsimile, or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

          (b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent.

          (c) The Borrower further agrees that the Administrative Agent may make the Communications available to the Banks by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).

          (d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, AN WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (e) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement. Each Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank for purposes of this Agreement. Each Bank agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Bank’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

          (f) Nothing herein shall prejudice the right of the Administrative Agent or any Bank to give any notice or other communication pursuant to this Agreement in any other manner specified herein.

§23. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks, the Issuing Banks or the Administrative Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each party forever waives such defense.

§24. CONSENTS, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in this §24, subject to the provisions of §15.9. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Majority Banks. To the extent permitted by law, no course of dealing or delay or omission on the part of any of the Banks, the Issuing Banks or the Administrative Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Guarantor shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

§25. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND THE GUARANTOR HEREBY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND THE GUARANTOR EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK, ANY ISSUING BANK, THE ADMINISTRATIVE AGENT OR ANY AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK, SUCH ISSUING BANK, THE ADMINISTRATIVE AGENT OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE BANKS, AND THE ISSUING BANKS HAVE BEEN INDUCED TO ENTER INTO THIS

AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, THE BORROWER’S AND THE GUARANTOR’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

§26. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW §5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE BORROWER AND THE GUARANTOR CONSENT AND AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN §22. THE BORROWER AND THE GUARANTOR HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

§27. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§28. GUARANTY.

          §28.1. Guaranty. For value received and hereby acknowledged and as an inducement to the Banks and the Issuing Banks to make the Loans available to the Borrower, and issue, extend or renew Letters of Credit for the account of the Borrower, the Guarantor hereby unconditionally and irrevocably guarantees (a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by the Borrower of all agreements, warranties and covenants applicable to the Borrower in the Loan Documents and (c) the obligations of the Borrower under the Loan Documents (such Obligations collectively being hereafter referred to as the “Guaranteed Obligations”).

          §28.2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank, any Issuing Bank or the Administrative Agent with respect thereto. The liability of the Guarantor under the guaranty granted under this Agreement with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document (with regard to such Guaranteed Obligations);

          (b) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of its Guaranteed Obligations;

          (c) any change in ownership of the Borrower;

          (d) any acceptance of any partial payment(s) from the Borrower or the Guarantor; or

          (e) any other circumstance whatsoever which might otherwise constitute a defense available to, or a discharge of, a guarantor or surety or the Borrower in respect of its Obligations under any Loan Document.

     The guaranty under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Banks, the Issuing Banks or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          §28.3. Effectiveness; Enforcement. The guaranty under this Agreement shall be effective and shall be deemed to be made with respect to each Loan and each Letter of Credit as of the time it is made, issued or extended, or becomes a Letter of Credit under this Agreement, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrower, and no defect in or insufficiency or want of powers of the Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The guaranty under this Agreement is a continuing guaranty and shall (a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under this Agreement. The guaranty under this Agreement is made for the benefit of the Administrative Agent, the Issuing Banks and the Banks and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Issuing Banks or the Banks first to exercise any rights against the Borrower, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

          §28.4. Waiver. Except as otherwise specifically provided in any of the Loan Documents, the Guarantor hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and the guaranty under this Agreement and any requirement that the Banks, the Issuing Banks or the Administrative Agent protect, secure, perfect any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

          §28.5. Expenses. The Guarantor hereby promises to reimburse (a) the Administrative Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys’ fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of the guaranty under this Agreement, the other Loan Documents or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) the Administrative Agent, the Issuing Banks and the Banks and their respective affiliates for all reasonable out-of-pocket fees and disbursements (including reasonable attorneys’ fees), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted). The Guarantor will pay any taxes (including any interest and penalties in respect thereof) other than the Banks’ taxes based on overall income or profits, payable on or with respect to the transactions contemplated by the guaranty under this Agreement, the Guarantor hereby agreeing jointly and severally to indemnify each Bank with respect thereto.

          §28.6. Concerning Joint and Several Liability of the Guarantor.

          (a) The Guarantor hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Borrower, with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this §28), it being the intention of the parties hereto that all such Guaranteed Obligations shall be the joint and several Guaranteed Obligations of the Guarantor and the Borrower without preferences or distinction among them.

          (b) If and to the extent that the Borrower shall fail to make any payment with respect to any of its Obligations as and when due or to perform any of its Guaranteed Obligations in accordance with the terms thereof, then in each such event the Guarantor will make such payment with respect to, or perform, such Guaranteed Obligation.

          (c) The Guaranteed Obligations of the Guarantor under the provisions of this §28 constitute full recourse obligations of the Guarantor enforceable against the Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

          (d) Except as otherwise expressly provided in this Agreement, the Guarantor hereby waives notice of acceptance of its joint and several liability, notice of any Loans made, or Letters of Credit issued under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the Issuing Banks or the Banks under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. The Guarantor hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the Issuing Banks or the Banks at any time or times in respect of any Default or Event of Default by the Borrower or the Guarantor in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any other Loan Document, any and all other indulgences whatsoever by the Administrative Agent, the Issuing Banks or the Banks in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of the Borrower or the Guarantor. Without limiting the generality of the foregoing, the Guarantor assents to any other action or delay in acting or failure to act on the part of the Banks, the Issuing Banks or the Administrative Agent with respect to the failure by the Borrower or the Guarantor to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this §28, afford grounds for terminating, discharging or relieving the Guarantor, in whole or in part, from any of the Guaranteed Obligations under this §28, it being the intention of the Guarantor that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of the Guarantor under this §28 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of the Guarantor under this §28 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to the Borrower or the Guarantor or the Banks, the Issuing Banks or the Administrative Agent. The joint and several liability of the Guarantor hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrower or the Guarantor, the Banks, the Issuing Banks or the Administrative Agent.

          (e) The Guarantor shall be liable under this §28 only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this §28 voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any obligation under any provision under this §28 shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor, the Administrative Agent, the Issuing Banks and the Banks that any balance of the obligation created by such provision and all other obligations of the Guarantor under this §28 to the Banks, the Issuing Banks or the Administrative Agent shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Banks, the Issuing Banks and the Administrative Agent from the Borrower or the Guarantor, as the case may be.

          (f) The provisions of this §28 are made for the benefit of the Administrative Agent, the Issuing Banks and the Banks and their successors and assigns, and may be enforced in good faith by them from time to time against the Guarantor as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Issuing Banks or the Banks first to marshal any of their claims or to exercise any of their rights against the Borrower or the Guarantor or to exhaust any remedies available to them against the Borrower or the Guarantor or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this §28 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Commitments have expired and all outstanding Letters of Credit have expired, matured or otherwise been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Banks, the Issuing Banks or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or otherwise, the provisions of this §28 will forthwith be reinstated in effect, as though such payment had not been made.

          §28.7. Waiver. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise and the Guarantor hereby waives any rights the Guarantor may have against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent, the Issuing Banks or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of the Borrower to the Guarantor; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent, the Issuing Banks or any Bank.

          §28.8. Subrogation; Subordination. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Banks, the Issuing Banks and the Administrative Agent and be paid over to the Administrative Agent at Default, for the benefit of the Banks, the Issuing Banks, and the Administrative Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions hereof.

§29. PARI PASSU TREATMENT.

          (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

          (b) Each Bank agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower (pursuant to §13 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Reimbursement Obligations and other Obligations held by it (other than pursuant to §5.5, §5.6 or §5.8) as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and the Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and the Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes and the Obligations and participations in Notes and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and the Obligations then outstanding as the principal amount of the Notes and the Obligations held by it prior to such exercise of banker’s lien, setoff or counterclaim was to the principal amount of all Notes and Obligations outstanding prior to such exercise of banker’s lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this §29 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Obligations deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Person as fully as if such Person had made a Loan directly to the Borrower in the amount of such participation.

§30. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

§31. USA PATRIOT ACT. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

THE BORROWER AND GUARANTOR: WASTE MANAGEMENT, INC.
By:	/s/ Cherie C. Rice
	Name:	Cherie C. Rice
	Title:	Vice President - Finance and Treasurer

WASTE MANAGEMENT HOLDINGS, INC.
By:	/s/ Cherie C. Rice
	Name:	Cherie C. Rice
	Title:	Vice President and Treasurer

By:	/s/ Amanda K. Maki
	Name:	Amanda K. Maki
	Title:	Assistant Secretary

THE ADMINISTRATIVE AGENT: CITIBANK, N.A., as Administrative Agent
By:	/s/ Carolyn A. Kee
	Name:	Carolyn A. Kee
	Title:	Vice President

THE BANKS: JPMORGAN CHASE BANK
By:	/s/ Robert T. Sacks
	Name:	Robert T. Sacks
	Title:	Managing Director

FLEET NATIONAL BANK
By:	/s/ Maria F. Maia
	Name:	Maria F. Maia
	Title:	Managing Director

CITIBANK, N.A.
By:	/s/ Carolyn A. Kee
	Name:	Carolyn A. Kee
	Title:	Vice President

BARCLAYS BANK PLC
By:	/s/ Nicholas Bell
	Name:	Nicholas Bell
	Title:	Director

DEUTSCHE BANK AG, NEW YORK BRANCH
By:	/s/ Jean Hannigan
	Name:	Jean Hannigan
	Title:	Director

By:	/s/ Oliver Riedinger
	Name:	Oliver Riedinger
	Title:	Vice President

ABN AMRO BANK N.V.
By:	/s/ Terrence J. Ward
	Name:	Terrence J. Ward
	Title:	Senior Vice President

By:	/s/ Ignacio Pineros
	Name:	Ignacio Pineros
	Title:	Vice President

BNP PARIBAS
By:	/s/ John Stacy
	Name:	John Stacy
	Title:	Managing Director

By:	/s/ Aurora L. Abella
	Name:	Aurora Abella
	Title:	Vice President

THE BANK OF NOVA SCOTIA
By:	/s/ William E. Zarrett
	Name:	William E. Zarrett
	Title:	Managing Director

CALYON, NEW YORK BRANCH
By:	/s/ F. Frank Herrera
	Name:	F. Frank Herrera
	Title:	Director

By:	/s/ Gill Realon
	Name:	Gill Realon
	Title:	Director

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Phillip K. Liebscher
	Name:	Phillip K. Liebscher
	Title:	Vice President

SUNTRUST BANK
By:	/s/ Daniel S. Komitor
	Name:	Daniel S. Komitor
	Title:	Director

THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ Philippe Sandmeier
	Name:	Philippe Sandmeier
	Title:	Senior Vice President

WACHOVIA BANK, N.A.
By:	/s/ John G. Taylor
	Name:	John G. Taylor
	Title:	Vice President

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH
By:	/s/ Yoram Dankner
	Name:	Yoram Dankner
	Title:	Managing Director

By:	/s/ Richard Cordover
	Name:	Richard Cordover
	Title:	Director

COMERICA BANK
By:	/s/ Kenyatta B. Gibbs
	Name:	Kenyatta B. Gibbs
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION
By:	/s/ Brendan A. Lawlor
	Name:	Brendan A. Lawlor
	Title:	Senior Vice President

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Greg Botshon
	Name:	Greg Botshon
	Title:	Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Edward McColly
	Name:	Edward McColly
	Title:	Vice President & Department Head

CREDIT SUISSE FIRST BOSTON acting through its Cayman Islands Branch
By:	/s/ Phillip Ho
	Name:	Phillip Ho
	Title:	Director

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Associate

MELLON BANK, N.A.
By:	/s/ Lawrence C. Ivey
	Name:	Lawrence C. Ivey
	Title:	First Vice President

MERRILL LYNCH BANK USA
By:	/s/ Frank K. Stepan
	Name:	Frank K. Stepan
	Title:	Vice President

THE BANK OF NEW YORK
By:	/s/ David T. Sunderwirth
	Name:	David T. Sunderwirth
	Title:	Vice President

UFJ BANK LIMITED
By:	/s/ John T. Feeney
	Name:	John T. Feeney
	Title:	Vice President

UNION PLANTERS BANK, N.A.
By:	/s/ Carol S. Geraghty
	Name:	Carol S. Geraghty
	Title:	Vice President

WILLIAM STREET CREDIT CORPORATION
By:	/s/ Jennifer M. Hill
	Name:	Jennifer M. Hill
	Title:	Chief Financial Officer

KBC BANK N.V.
By:	/s/ Robert Snauffer
	Name:	Robert Snauffer
	Title:	First Vice President

By:	/s/ Eric Raskin
	Name:	Eric Raskin
	Title:	Vice President

THE NORINCHUKIN BANK
By:	/s/ Masanori Shoji
	Name:	Masanori Shoji
	Title:	Joint General Manager

BANK OF TAIWAN
By:	/s/ Eunice Shiou-Jsu Yeh
	Name:	Eunice Shio-Jsu Yeh
	Title:	SVP & GM

THE BANK OF TOKYO MITSUBISHI, LTD.
By:	/s/ Joey Powell
	Name:	Joey Powell
	Title:	Assistant Vice President

By:	/s/ Doug Barnell
	Name:	Doug Barnell
	Title:	Vice President & Manager

US BANK NATIONAL ASSOCIATION
By:	/s/ John Holland
	Name:	John Holland
	Title:	Senior Vice President

CATHAY UNITED
By:	/s/ Allen Y.L. Peng
	Name:	Allen Y.L. Peng
	Title:	EVP & General Manager

BANK OF COMMUNICATIONS
By:	/s/ Hong Tu
	Name:	Hong Tu
	Title:	General Manager

FIRST COMMERCIAL BANK
By:	/s/ Bruce M. J. Ju
	Name:	Bruce M. J. Ju
	Title:	VP & General Manager

EXHIBIT A

FORM OF SYNDICATED LOAN REQUEST

WASTE MANAGEMENT, INC.
Revolving Credit Agreement
(the “Credit Agreement) dated as of October 15, 2004

Syndicated Loan Request under Section 2.6(a)

Total Commitment

Loans outstanding

Amount of this Request

Maximum Drawing Amount of outstanding
Letters of Credit

Canadian dollar component	C$

US dollar equivalent of C$ component	US$

Total of all outstanding and requested Loans plus
Maximum Drawing Amount of all outstanding
Letters of Credit plus Amount of this Request
(must not exceed Total Commitment)

Proposed Drawdown Date

Interest Rate Option (Base Rate or Eurodollar)

Interest Period (if Eurodollar)

Conversion under Section 2.7

Amount to be converted from Eurodollar to Base
Rate:

Amount to be converted from Base Rate to
Eurodollar:

Amount to be maintained as Eurodollar Loan

Conversion Date

Interest Period (if Eurodollar)

     I certify that the above is true and correct, and that all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the date hereof.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

Date

EXHIBIT B

FORM OF LETTER OF CREDIT REQUEST

WASTE MANAGEMENT, INC.
Revolving Credit Agreement
(the “Credit Agreement”) dated as of October 15, 2004

Letter of Credit Request Under Section 3.1

Total Commitment

Maximum Drawing Amount of Letters of Credit
outstanding

Amount of this Request from Letter of Credit
Application (attached)

— U.S. Dollars

— Canadian Dollars

Loans Outstanding

Maximum Drawing Amount of all outstanding and
Requested Letters of Credit
(must not exceed the Total Commitment minus Total of
all Loans outstanding)

     I certify that the above is true and correct, and that all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the date hereof.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

Date

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

WASTE MANAGEMENT, INC.

Compliance Certificate dated

I,                                      , [Chief Financial Officer] [Chief Accounting Officer] [Corporate Treasurer] of WASTE MANAGEMENT, INC. (the “Borrower”) certify that no Default or Event of Default exists and that the Borrower is in compliance with Sections 7, 8 & 9 of the Revolving Credit Agreement dated as of October 15, 2004 (as amended, modified, supplemented, restated and in effect from time to time, the “Credit Agreement”), [as of the end of the quarter ended                    ]. Computations to evidence compliance with §9 of the Credit Agreement are detailed below. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

By:
Name:
Title:

§9.1 Interest Coverage Ratio

Consolidated Net Income (or Deficit)	$ (i)
Plus (without duplication):
interest expense	$ (ii)
equity in losses (earnings) of
unconsolidated entities	$ (iii)
income tax expense	$ (iv)
non-cash writedowns or writeoffs of assets	$ (v)
Minus non-cash extraordinary gains on the sale of assets	$ (vi)

EBIT (sum of (i) through (v))	$ (a)

Consolidated Net Income of Acquired Businesses	$ (i)
Plus (without duplication):
interest expense	$ (ii)
equity in losses (earnings) of
unconsolidated entities	$ (iii)
income tax expense	$ (iv)
non-cash writedowns or write-offs of assets	$ (v)
non-recurring extraordinary charges	$ (vi)

EBIT of Acquired Businesses (sum of (i) through (vi)	$ (b)

Sum of (a) plus (b)	$ (c)

Consolidated Total Interest Expense	$ (d)

Ratio of (c) to (d)	:

Minimum ratio	2.75:1

§9.2 Total Debt to EBITDA

EBIT (from §9.1 item (c) above)	$ (i)

Plus:
Depreciation expense	$ (ii)
Amortization expense	$ (iii)

EBITDA (sum of (i) through (iii))	$ (iv)

The sum of the following (calculated on a consolidated basis for the Borrower and its Subsidiaries):
Indebtedness for borrowed money	$ (v)
Obligations for deferred purchase price of property or
services (other than trade payables)	$ (vi)
Obligations evidenced by debt instruments	$ (vii)
Obligations under conditional sales	$ (viii)
Obligations, liabilities and indebtedness under
Capitalized Leases	$ (ix)
Obligations, liabilities and indebtedness under
bonding arrangements	$ (x)
(to the extent that a surety has been called upon to
make payment on a bond) Guaranties of the
Indebtedness of others	$ (xi)
Indebtedness secured by liens or encumbrances on
property	$ (xii)
Reimbursement obligations with respect to letters of
credit	$ (xiii)

Total Debt (sum of v – xiv)	$ (xiv)

Ratio of (xv) to (iv)	:

Maximum ratio:	3.50:1.00

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of                                       ,

     Reference is made to the REVOLVING CREDIT AGREEMENT dated as of October 15, 2004 (as amended and in effect from time to time, the “Credit Agreement”), by and among WASTE MANAGEMENT, INC., a Delaware corporation (the “Borrower”), WASTE MANAGEMENT HOLDINGS, INC., a wholly-owned Subsidiary of the Borrower (the “Guarantor”), certain Banks, and CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     [                                      ] (the “Assignor”) and [                                      ] (the “Assignee”) hereby agree as follows:

     1. Assignment. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to                    % of its Commitment Percentage and                    % of its interest in and under the Loans and the risk relating to outstanding Letters of Credit, each as in effect immediately prior to the Effective Date (as hereinafter defined).

     2. Assignor’s Representations. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance, (B) as of the date hereof, its Commitment is $                   , its Commitment Percentage is                    %, and the aggregate outstanding principal balance of its Loans equals $                   , and the aggregate outstanding amount of its participations in Letters of Credit equals $                    (in each case before giving effect to the assignment contemplated hereby or any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representations or warranty, express or implied, and assumes and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; and (iii) makes no representation or warranty and assumes and shall have no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto.

     The Administrative Agent shall make the appropriate entries on the applicable loan accounts to reflect the assignment of Loans.

     3. Assignee’s Representations. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws, (ii) confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to §§6.4 and 7.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, or any other Bank and based on such documents and information as it shall deem appropriate eat the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     4. Effective Date. The effective date for this Assignment and Acceptance shall be                                        (the “Effective Date”). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for acceptance by the Administrative Agent. The Credit Agreement shall thereupon be amended to reflect the status and rights of the Banks thereunder.

     5. Rights Under Credit Agreement. Upon such acceptance and amendment, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to §16 of the Credit Agreement with respect to any claims or actions with reference to matters arising prior to the Effective Date.

     6. Payments. Upon such acceptance and amendment, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

     7. Governing Law. THIS AGREEMENT AND ACCEPTANCE IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW §5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[ASSIGNOR]
By:
Name:
Title:

[ASSIGNEE]
By:
Name:
Title:

CONSENTED TO:

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

WASTE MANAGEMENT, INC.

By:
Name:
Title:

Waste Management Holdings, Inc. executes this Assignment and Acceptance solely for purposes of ratifying their guaranty under §28 of the Credit Agreement.

WASTE MANAGEMENT HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT E

FORM OF COMPETITIVE BID QUOTE REQUEST

WASTE MANAGEMENT, INC.
Revolving Credit Agreement
(the “Credit Agreement”) dated as of October 15, 2004

Competitive Bid Quote Request under Section 4.3

Total Commitment

Competitive Bid Loans Outstanding
Competitive Bid Loans Requested
Maximum Drawing Amount of outstanding Letters of Credit
Syndicated Loans (including Swing Line Loans) outstanding

Total of all Outstanding and Requested Competitive Bid Loans (must not exceed the lesser of the Total Commitment minus Total of all Syndicated Loans outstanding (including Swing Line Loans) and Maximum Drawing Amount of outstanding Letters of Credit)

Type of Competitive Bid Loans Requested	Eurodollar/Absolute

Requested Drawdown Date

Principal Amount of	Requested
Competitive Bid Loan Requested	Interest Period(s)

I certify that the above is true and correct, and that all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the date hereof.

WASTE MANAGEMENT, INC.

By:
Name:
Title:

Date

EXHIBIT F

WASTE MANAGEMENT, INC.
(the “Borrower”)
Revolving Credit Agreement
(the “Credit Agreement) dated as of October 15, 2004

FORM OF INVITATION FOR COMPETITIVE BID QUOTES

ATTN:

REF:

RE:       INVITATION FOR COMPETITIVE BID QUOTES

AGT DTD  /   /

CITIBANK, N.A., AS ADMINISTRATIVE AGENT INVITATION FOR COMPETITIVE BID QUOTES DATED  /  /

PURSUANT TO SECTION 4.3 OF THE ABOVE REFERENCED CREDIT AGREEMENT, YOU ARE INVITED TO SUBMIT A COMPETITIVE BID QUOTE TO THE BORROWER FOR THE FOLLOWING PROPOSED COMPETITIVE BID LOAN(S)

DATE OF BORROWING:   /   /

AGGREGATE AMOUNT REQUESTED:

PRINCIPAL AMOUNT                   INTEREST PERIOD

SUCH COMPETITIVE BID QUOTES SHOULD OFFER COMPETITIVE BID RATE(S)/MARGIN(S).

PLEASE RESPOND IN WRITING TO THIS INVITATION BY NO LATER THAN                     A.M./P.M. (NE YORK TIME ON   /   /   TO ONE OF THE FOLLOWING:

PRIMARY FAX NO. [                                       (Attn:                                      ) Confirm]

ALTERNATE FAX NO. [                                       (Attn:                                      ) Confirm]

NOTE: PLEASE FOLLOW-UP YOUR SUBMITTED WRITTEN BID(S) WITH PHONE VERIFICATION TO CONFIRM. IF YOU ARE UNABLE TO SEND YOUR FAX DUE TO AN OCCUPIED FAX LINE, PLEASE CALL BY ___ A.M./P.M. IN ADDITION, PLEASE SUBMIT YOUR BID(S) IN SUBSTANTIALLY THE FORM OF “EXHIBIT G” TO THE CREDIT AGREEMENT.

QUOTES RECEIVED AFTER                   A.M./P.M. (NEW YORK TIME) WILL NOT BE FORWARDED TO THE BORROWER.

SUBMITTED BIDS MUST BE TEN MILLION DOLLARS OR LARGER MULTIPLE OF ONE MILLION DOLLARS. ALSO, PLEASE SPECIFY LIMITATION AMOUNTS, IF APPLICABLE.

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:
Date:

EXHIBIT G

FORM OF COMPETITIVE BID QUOTE

WASTE MANAGEMENT, INC.
Revolving Credit Agreement
(the “Credit Agreement”) dated as of October 15, 2004

Competitive Bid Quote under Section 4.5

Bank
Person to Contact

Date of Competitive Bid Quote Request
Type of Competitive Bid Loans Requested	Eurodollar/Absolute
Requested Drawdown Date

Principal Amount		Proposed Competitive
of Competitive	Requested	Bid Rate/Competitive
Bid Loan Offered	Interest Period(s)	Bid Margin

I certify that the above is true and correct, and that the offer(s) set forth above irrevocably obligates us to make such Competitive Bid Loan(s) if such offer(s) is/are accepted by the Borrower and all of the conditions set forth in §11 of the Credit Agreement have been satisfied as of the requested Drawdown Date.

[NAME OF BANK]

By:
Name:
Title:
Date:

EXHIBIT H

FORM OF NOTICE OF ACCEPTANCE/REJECTION
OF COMPETITIVE BID QUOTE(S)

WASTE MANAGEMENT, INC.
Revolving Credit Agreement
(the “Credit Agreement”) dated as of October 15, 2004

Notice of Competitive Bid Quote(s) under Section 4.7

Date of Competitive Bid Quote Request
Type of Competitive Bid Loans Requested	Eurodollar/Absolute
Requested Drawdown Date

We hereby accept the following Competitive Bid Quote(s):

Principal Amount of Quotes	Interest Period(s)	Competitive Rate/ Competitive Bid Margin	Bank

We hereby reject the following Competitive Bid Quote(s):

Principal Amount of Quotes	Interest Period(s)	Competitive Rate/ Competitive Bid Margin	Bank

     The accepted and rejected Competitive Bid Quotes described above constitute all Competitive Bid Quotes submitted by the Banks in accordance with §4.5 of the Credit Agreement.

WASTE MANAGEMENT, INC.

By:
Name:
Title:
Date:

SCHEDULE 1

BANKS; COMMITMENTS

BANK	COMMITMENT
JPMorgan Chase Bank	$210,000,000
Fleet National Bank	$200,000,000
Citibank, N.A.	$170,000,000
Barclays Bank PLC	$145,000,000
Deutsche Bank AG, New York Branch	$145,000,000
ABN AMRO Bank N.V.	$115,000,000
BNP Paribas	$115,000,000
The Bank of Nova Scotia	$115,000,000
Calyon, New York Branch	$90,000,000
PNC Bank, National Association	$90,000,000
SunTrust Bank	$90,000,000
The Royal Bank of Scotland plc	$90,000,000
Wachovia Bank, N.A.	$90,000,000
Bayerische Hypo- und Vereinsbank AG, New York Branch	$55,000,000
Comerica Bank	$55,000,000
KeyBank National Association	$55,000,000
Mizuho Corporate Bank, Ltd.	$55,000,000
Sumitomo Mitsui Banking Corporation	$55,000,000
Credit Suisse First Boston	$40,000,000
Mellon Bank, N.A.	$40,000,000
Merrill Lynch Bank USA	$40,000,000
The Bank of New York	$40,000,000
UFJ Bank Limited	$40,000,000
Union Planters Bank, N.A.	$40,000,000
William Street Credit Corporation	$40,000,000
KBC Bank N.V.	$35,000,000
The Norinchukin Bank	$30,000,000
Bank of Taiwan	$25,000,000
The Bank of Tokyo Mitsubishi, Ltd.	$25,000,000
US Bank National Association	$25,000,000
Cathay United Bank	$20,000,000
Bank of Communications	$10,000,000
First Commercial Bank	$10,000,000
TOTAL COMMITMENTS	$2,400,000,000

SCHEDULE 1.1

EXISTING LIENS

Secured Debt

Tax-exempt project bonds issued by Subsidiaries, as disclosed in Note 3, Debt and Interest Rate Derivatives, to the Borrower’s condensed consolidated financial statements included within its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and Note 7, Debt and Interest Rate Derivatives, to the Borrower’s condensed consolidated financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2003.

Tax-exempt bonds issued by Subsidiaries in California to finance vehicles and equipment used to perform collection services under municipal contracts.

Capital Leases

Various capital leases entered into by Subsidiaries in the ordinary course of business for operating equipment and facilities.

SCHEDULE 3.1

ISSUING BANK LIMITS

Fleet National Bank	$1,000,000,000
JPMorgan Chase Bank	$500,000,000
Citibank, N.A.	$250,000,000
PNC Bank, National Association	$500,000,000
Wachovia Bank, N.A.	$500,000,000
SunTrust Bank	$250,000,000
BNP Paribas	$300,000,000
and, as to Canadian Dollar Letters of Credit, C$200,000,000

SCHEDULE 3.1.1

FORM OF INCREASE/DECREASE LETTER

Date

     Reference is made to the REVOLVING CREDIT AGREEMENT dated as of October 15, 2004 (as amended and in effect from time to time, the “Credit Agreement”), by and among WASTE MANAGEMENT, INC., a Delaware corporation (the “Borrower”), WASTE MANAGEMENT HOLDINGS, INC., a wholly-owned Subsidiary of the Borrower (the “Guarantor”), certain Banks, and CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”), and specifically to Schedule 3.1 attached thereto.

     The undersigned, being an Issuing Bank as defined in the Credit Agreement, hereby agrees pursuant to Section 3.1 of the Credit Agreement that the limit set forth in said Schedule 3.1 with respect to the undersigned shall, effective on the date hereof, be changed to $                         .

     The Borrower, the Guarantor and the Administrative Agent acknowledge the foregoing.

     This letter agreement may be executed in any number of counterparts, and shall be governed by and construed in accordance with the law of the State of New York.

Very truly yours,

[Name of Issuing Bank]
By:
Title:

WASTE MANAGEMENT, INC.

By:
Title:

WASTE MANAGEMENT HOLDINGS, INC.

By:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Title:

SCHEDULE 3.1.2

EXISTING LETTERS OF CREDIT

	LC NUMBER	BENEFICIARY	EFF DATE	EXP DATE	AMOUNT
BANK OF AMERICA	7401615	State Street Bank and Trust, as Trustee	4/29/1999	7/1/2005	$1,323,728.48
	7411500	Wisconsin DNR	5/1/2003	5/1/2005	$62,149,043.00
	7411904	Fleet National Bank	7/1/2003	7/1/2005	$28,600,000.00
	7412800	Deutsche Bank Trust Company	11/20/2003	11/20/2005	$10,118,357.00
	7413784*	TCEQ	3/30/2004	3/30/2005	$227,837.00
	7413955	Koch Pulp & Paper Trading, LLC	3/31/2004	3/31/2005	$40,000,000.00
	C7119975	Virginia DEQ	6/10/1988	9/1/2005	$491,552.00

					$142,910,517.48
BANK ONE	00343889*	Pennsylvania DEP	11/3/2003	11/3/2005	$516,696.00
	SLT323822*	Pennsylvania DEP	3/13/2001	3/31/2005	$11,618,013.00

					$12,134,709.00
BNP	S401407	National Union Fire Insurance Co.	4/6/1999	4/30/2005	$2,323,000.00
	S401642	ACE Overseas	3/27/2001	3/1/2006	$1,200,000.00
	S401645	City of Del Mar	3/30/2001	6/30/2005	$100,000.00

					$3,623,000.00
DEUTSCHE BANK	839-53169	Massachusetts DEP/Oak Brook Bank	10/27/1994	11/1/2004	$3,600,000.00

	LC NUMBER	BENEFICIARY	EFF DATE	EXP DATE	AMOUNT
					$3,600,000.00
FLEET	1S1251247	New Jersey DEP	1/26/2001	1/30/2006	$2,782,650.29
	1S1278952	New Castle County	6/21/2001	6/20/2005	$340.00
	1S1279564	Town of Plainville	6/28/2001	6/30/2005	$5,000.00
	1S1282117	CIWMB	8/2/2001	8/1/2005	$200,000.00
	1S1288305	County Commissioners of Worcester County	9/30/2001	6/30/2005	$250,000.00
	1S1303357	City of Tampa	12/31/2001	12/31/2004	$1,500,000.00
	1S1303916	New York DEC	1/15/2002	1/15/2006	$10,519,941.00
	1S1305224	ACE	1/16/2002	12/31/2005	$60,700,000.00
	1S1311615	ACE USA	2/7/2002	2/28/2006	$19,000,000.00
	1S1324248	Mellon Trust of California	4/30/2002	4/30/2005	$1,474,902.19
	1S1332706	City of Wheaton	6/14/2002	6/30/2005	$500,000.00
	1S1335027	ACE Insurance Company	12/16/2002	12/31/2005	$19,000,000.00
	1S1335030*	TCEQ	12/17/2002	12/17/2005	$6,372,019.00
	1S1335031	ACE Insurance Company	1/22/2003	12/31/2005	$105,000,000.00
	1S1335033*	New Hampshire DES	6/4/2003	6/4/2006	$6,847,416.00
	1S1335035*	TCEQ	4/1/2003	4/1/2005	$1,952,603.00
	1S1335043	Pennsylvania DEP	3/14/2003	3/14/2006	$10,219,006.00
	1S1335045	Vermont Commissioner of Insurance	7/28/2003	7/28/2005	$23,000,000.00
	1S1335049	County of Los Angeles, Dept. of Public Works	7/3/2003	7/9/2005	$10,000.00
	1S1335054*	TCEQ	7/7/2003	7/7/2005	$7,614,114.00
	1S1335059	Pennsylvania DEP	5/5/2003	5/5/2006	$3,238,570.00
	1S1335064	City of Chicago	5/16/2003	5/16/2005	$250,000.00
	1S1335074	ACE Insurance Company	1/1/2004	12/31/2005	$105,000,000.00
	1S1335075	ACE Insurance Company of Texas	1/1/2004	12/31/2005	$9,000,000.00

LC NUMBER	BENEFICIARY	EFF DATE	EXP DATE	AMOUNT
1S1451465	Island County	11/4/2003	11/4/2005	$1,118,000.00
1S50061694	Village of Hawthorn Woods	10/24/1997	11/30/2005	$50,000.00
1S50062069	City of Holland, MI	6/28/1999	7/15/2005	$150,000.00
1S64016601*	TCEQ	2/25/2004	2/25/2005	$3,537,200.00
1S64016602	National Resource Recovery, Ltd.	4/12/2004	4/12/2005	$50,000.00
1S64016603	National Resource Recovery, Ltd.	5/12/2004	5/12/2005	$200,000.00
1S64016607	Oregon DEQ	5/17/2004	5/17/2005	$15,033,276.00
50060791	Prairie Crossing H.A.	2/11/1994	2/11/2005	$10,000,000.00
50060807	Reliance Insurance	1/1/1994	1/1/2006	$1,373,000.00
50060830	City of Stockton	3/17/1994	1/13/2005	$250,000.00
50061032	Pennsylvania Manu. Assoc. Ins. Co.	7/21/1995	7/21/2005	$2,300,000.00
50061302	Louisiana DNR	9/11/1996	10/1/2005	$1,733,241.00
50061331	Anne Arundel County, Maryland	10/8/1996	10/8/2005	$379,703.00
50061368	Anne Arundel County, Maryland	11/19/1996	11/19/2005	$33,471.00
50061572	Shade Township	6/10/1997	9/1/2005	$1,748,866.00
50061606	City of Grand Terrace	7/23/1997	7/22/2005	$10,000.00
50061643	National Union Fire Ins. Co. of Pittsburgh	10/1/1997	5/16/2005	$881,250.00
50061680	West Virginia DEP	10/10/1997	3/31/2005	$32,000.00
50061771	City of Azusa/DEC Mine Reclamation	1/28/1999	3/31/2005	$499,311.00
50061772	City of Irwindale/DEC Mine Reclamation	1/28/1999	3/31/2005	$31,413.00
50061801	National Union, et al	3/31/1998	1/1/2006	$13,363,137.00
50061869	Village of Holiday Hills	7/30/1998	8/1/2005	$10,000.00
50061897	Stafford County	9/9/1998	9/30/2005	$130,000.00
50061909	Vermont Commissioner of Insurance	9/8/1998	9/30/2005	$250,000.00
50061910	Consumers Power Company	9/9/1998	5/4/2005	$349,054.00
50061917	American Home Assurance Co.	9/10/1998	3/30/2005	$2,645,000.00

	LC NUMBER	BENEFICIARY	EFF DATE	EXP DATE	AMOUNT
	50061925	Antrim Township	9/10/1998	6/16/2005	$480,000.00
	50061998	City of Two Rivers	1/22/1999	6/30/2005	$5,000.00
	50062000	Village of Third Lake	1/22/1999	11/30/2004	$75,000.00
	50062006	Reliance Insurance Company	2/17/1999	2/25/2006	$8,222,435.00
	50062042	Cumberland County Improvement Authority	5/17/1999	6/1/2005	$300,000.00
	50062044	Continental Casualty Company	5/7/1999	6/30/2005	$30,000,000.00
	50062049	City of Farmington Hills & City of Farmington	5/21/1999	10/1/2005	$1,000,000.00
	50062050	Rayford Hudson	5/21/1999	5/1/2005	$3,120,000.00
	50062053	City of Chicago	5/21/1999	12/31/2004	$100,000.00
	50062054	City of Chicago	5/21/1999	12/31/2004	$500,000.00
	50062065	Village of Northfield	6/4/1999	4/30/2005	$500,000.00
	50062075	City of Indian Wells	8/10/1999	7/1/2005	$10,000.00
	50062114	Delaware DNREC	2/10/2000	12/31/2005	$9,830,614.43
	50062124	Kittitas County of Washington	5/13/2000	5/13/2005	$100,000.00
	50062141	National Union Fire Ins. Co.	6/15/2000	6/30/2005	$3,085,000.00

					$507,922,532.91
JPMORGAN CHASE	P010299 (867261)	The Bank of New York, as Trustee	9/1/1995	9/30/2005	$3,575,513.70
	P010300 (867678)	The Bank of New York, as Trustee	4/23/1996	6/30/2005	$5,793,498.00
	P010301 (867885)	The Bank of New York, as Trustee	9/26/1996	12/31/2004	$4,414,094.00
	P010302 (867886)	The Bank of New York, as Trustee	9/19/1996	12/31/2004	$20,323,221.00
	P224666 (D205048)	Continental Casualty Company	8/31/2000	6/29/2005	$90,684,000.00
	P224668 (D-214841)	Stafford County Board of Supervisors	6/7/2001	12/7/2004	$7,725.00
	P224669 (D-216965)	Stafford County Board of Supervisors	8/24/2001	7/24/2005	$75,577.00

LC NUMBER	BENEFICIARY	EFF DATE	EXP DATE	AMOUNT
P224670 (I275983/I-445329)	National Union	5/5/1993	5/5/2005	$742,500.00
P224672 (I276041)	National Union	5/1/1995	5/1/2005	$385,900.00
P224678 (I445690)	National Union Fire Insurance Company of Pittsburgh	5/25/1994	5/31/2005	$421,000.00
P224679 (I449973)	National Union	12/13/1994	12/31/2005	$150,000.00
P224680 (I455132)	National Union	8/8/1995	8/8/2005	$900,000.00
P224681 (I459334)	National Union Fire Insurance Company	1/30/1996	1/31/2006	$1,911,666.00
P224691	Israel Electric Corporation-Bank Hapoalim-Tel Aviv	11/18/1999	8/12/2005	$1,080,400.00
P224694 (I449058)	Central Valley Regional WQCB	10/28/1994	10/30/2005	$203,400.00
P225252	Bank of New York	3/1/2001	3/18/2005	$20,279,452.06
P225809	Bank of New York	5/29/2002	5/29/2005	$10,118,357.00
P227887	Bank of New York	7/24/2002	7/24/2005	$20,236,713.00
P228576	Bank of New York	8/9/2002	8/9/2005	$14,327,593.00
P230274	Bank of New York	9/24/2002	9/24/2005	$10,118,357.00
P230584	Bank of New York	10/4/2002	10/4/2005	$20,236,713.00
P231095	Deutsche Bank Trust Company	10/23/2002	10/23/2005	$14,165,699.00
P231096	Deutsche Bank Trust Company	10/23/2002	10/23/2005	$25,295,891.00
P231097	Deutsche Bank Trust Company	10/23/2002	10/23/2005	$4,755,628.00
P231098	Deutsche Bank Trust Company	10/23/2002	10/23/2005	$20,236,713.00
P232178	Bank of New York	11/26/2002	11/26/2005	$25,295,891.00
P244624	Deutsche Bank Trust Company	1/15/2004	1/15/2005	$30,355,069.00
P247295	Deutsche Bank Trust Company	4/14/2004	4/14/2005	$35,414,247.00
Y365525	State Street Bank and Trust Company	5/20/1998	5/20/2005	$2,650,000.00

				$384,154,817.76

	LC NUMBER	BENEFICIARY	EFF DATE	EXP DATE	AMOUNT
SUNTRUST	ATL/P601487	Orange County, Florida	4/3/2002	10/22/2005	$17,014,246.00
	F841477	Indian River County Solid Waste Disposal District	6/26/2003	6/23/2005	$500,000.00
	P000125	Metropolitan Dept. of Water & Sewerage Services of Davidson County	12/13/2002	12/11/2004	$60,000.00
	P000515	Orange County Public Works, Florida	5/1/2003	5/1/2005	$169,125.00

					$17,743,371.00
WACHOVIA	LC870-093799	State Street Bank and Trust Company	12/16/1997	1/5/2006	$36,686,795.00
	LC870-097201	State Street Bank and Trust	1/29/1998	2/18/2006	$2,500,000.00
	LC870-099286 (80002)	Bank of New York	4/2/1998	11/5/2005	$10,376,667.00
	LC870-112455 (80005)	Bank of New York	8/5/1999	11/5/2005	$15,260,000.00
	LC870-123638	Bank of New York	9/27/2000	10/1/2005	$20,346,667.00
	LC870-123639	Bank of New York	9/27/2000	10/1/2005	$10,173,334.00
	SM203351W*	New York DEC	5/30/2003	5/31/2005	$68,657,993.00
	SM204054W	Bank of New York	7/15/2003	7/15/2005	$15,177,535.00
	SM204293W	Bank of New York	7/31/2003	7/31/2005	$25,295,891.00
	SM204597W	Deutsche Bank Trust Company	8/25/2003	8/25/2005	$10,121,644.00
	SM204784W	Deutsche Bank Trust Company	9/9/2003	9/9/2005	$30,355,069.00
	SM205017W	Deutsche Bank Trust Company	9/26/2003	9/26/2005	$7,386,400.00
	SM205019W	Deutsche Bank Trust Company	9/26/2003	9/26/2005	$2,731,957.00
	SM205020W	Deutsche Bank Trust Company	9/26/2003	9/26/2005	$1,467,162.00
	SM205026W	Deutsche Bank Trust Company	9/26/2003	9/26/2005	$7,538,176.00
	SM205027W	Deutsche Bank Trust Company	9/26/2003	9/26/2005	$11,130,192.00
	SM205506W	Deutsche Bank Trust Company	10/31/2003	10/31/2005	$6,657,879.00

	LC NUMBER	BENEFICIARY	EFF DATE	EXP DATE	AMOUNT
	SM205507W	Deutsche Bank Trust Company	10/31/2003	10/31/2005	$8,519,656.00
	SM205508W	Deutsche Bank Trust Company	10/31/2003	10/31/2005	$3,769,088.00
	SM205509W	Deutsche Bank Trust Company	10/31/2003	10/31/2005	$4,224,414.00
	SM205510W	Deutsche Bank Trust Company	10/31/2003	10/31/2005	$4,401,485.00

					$302,778,004.00
Aggregate Amount:					1,374,866,952.15

SCHEDULE 6.7

LITIGATION

See the disclosure provided in (1) the “Litigation” section of Note 8, Commitments and Contingencies, to Borrower’s condensed consolidated financial statements included within its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 and (2) the “Litigation” section of Note 10, Commitments and Contingencies, to Borrower’s consolidated financial statements included within its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

SCHEDULE 6.15

ENVIRONMENTAL COMPLIANCE

See the disclosure provided in (1) Note 2, Landfill and Environmental Remediation Liabilities and the “Environmental Matters” and “Litigation” sections of Note 8, Commitments and Contingencies, to Borrower’s condensed consolidated financial statements included within its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 and (2) Note 4, Landfill and Environmental Remediation Liabilities, and the “Environmental Matters” and “Litigation” sections of Note 10, Commitments and Contingencies, to Borrower’s consolidated financial statements included within its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

SCHEDULE 8.1(a)

EXISTING INDEBTEDNESS

Indebtedness of Waste Management Holdings, Inc. and Subsidiaries

	Estimated Amount
Instrument	at 10/15/04	Interest Rate
Waste Management Holdings, Inc. Senior Notes
$200,000,000 due 05/15/05	2,974,000	6.650%
$100,000,000 due 05/15/05	99,955,996	7.000%
$300,000,000 due 10/15/06	299,825,019	7.000%
$148,440,000 due 03/15/11	147,413,539	7.650%
$250,000,000 due 05/01/18	243,854,136	8.750%
$450,000,000 due 08/01/26	448,975,000	7.100%

Total Senior Notes	$1,242,997,691
Waste Management Holdings, Inc. Convertible Bonds
01/24/05	34,053,981	5.750%

Total Convertible Bonds	$34,053,981

		Estimated Amount at
Tax Exempt Revenue Bonds	Maturity Date	10/15/04	Interest Rate
Amelia, Virginia	04/01/27	26,800,000	4.900%
Arkansas	08/01/21	15,000,000	3.000%
Arkansas	06/01/28	15,000,000	Variable
Brazoria County 2003A	05/01/28	12,000,000	2.500%
Bucks County	12/01/22	25,000,000	4.900%
California CMCFA 2004	09/01/14	15,000,000	4.100%
California CPCFA	07/01/31	19,000,000	5.125%
California CPCFA	07/01/27	38,435,000	4.450%
California CPCFA	01/01/22	48,500,000	3.125%
California CPCFA	12/01/27	15,000,000	4.850%
California CPCFA Series 2003A	11/01/38	35,700,000	5.000%
Carolina North	08/01/14	6,500,000	4.000%
Carolina South	11/01/16	12,500,000	4.100%
Charles City	02/01/09	40,600,000	4.875%

		Estimated Amount at
Tax Exempt Revenue Bonds	Maturity Date	10/15/04	Interest Rate
Charles City (Virginia)	04/01/27	10,000,000	6.250%
Charles City 2003A	08/01/27	10,000,000	5.125%
Charles City 2004 A	02/01/29	30,000,000	Variable
Chesser A	04/01/18	6,701,792	7.375%
City of Granite City Illinois	05/01/27	30,320,000	5.000%
City of Hampton	09/01/28	10,000,000	Variable
City of Minor Lane Heights 2003	03/01/21	11,000,000	Variable
Cobb County 2004 A-1	04/01/33	10,000,000	2.100%
Cobb County 2004 A-2	04/01/33	10,000,000	3.100%
Colorado	07/01/27	14,160,000	Variable
Colorado 2003	08/01/38	10,000,000	Variable
Colorado 2004	07/01/18	10,840,000	5.700%
Countryside	04/01/21	5,670,000	Variable
Countryside	09/01/21	4,320,000	Variable
County of Graves Series 2003	03/01/21	2,700,000	Variable
County of Laurel 2003	03/01/21	7,300,000	Variable
County of Logan 2003	03/01/21	7,450,000	Variable
CSCDA	04/01/11	25,000,000	2.900%
Denton County 2003B	05/01/28	10,000,000	3.500%
East Central Alabama 2003	10/01/28	3,725,000	Variable
Gilliam County	08/01/25	15,900,000	4.150%
Gilliam County	07/01/29	25,000,000	2.500%
Gilliam County 2003A	07/01/38	15,000,000	4.875%
Gloucester 2003A	09/01/38	10,000,000	5.125%
Gulf Coast 2004A	04/01/19	35,000,000	Variable
Hampton (Wachovia)	04/01/13	10,000,000	Variable
Harris County 2003D (Gulf Coast Waste)	04/01/12	25,000,000	3.200%
Harrison County, WV 2003A	08/01/24	8,420,000	Variable
Illinois	09/01/27	30,000,000	Variable
Illinois	10/01/23	20,000,000	Variable
Illinois (Waste Management Holdings, Inc. Indebtedness)	01/01/10	34,570,000	5.050%
Indiana	10/01/25	25,000,000	Variable
Indiana	10/01/25	14,000,000	Variable
Indiana	10/01/31	10,000,000	2.700%
King George	06/01/23	20,000,000	4.100%
Maine Series 2003	02/01/16	30,000,000	2.900%
Maricopa (Arizona)	12/01/31	15,580,000	4.800%
Maryland Series 2002	04/01/16	10,200,000	2.300%
Massachusetts DFA 2002	05/01/27	15,000,000	5.500%
Massachusetts DFA 2003	06/01/14	15,000,000	5.450%
Michigan Strategic Series 2001	08/01/27	35,000,000	3.750%

		Estimated Amount at
Tax Exempt Revenue Bonds	Maturity Date	10/15/04	Interest Rate
Michigan Strategic Series 2002	12/01/12	35,000,000	4.200%
Michigan Strategic Fund 2004 A	12/01/13	22,000,000	2.200%
Michigan Strategic Fund 2004 B	12/01/13	13,000,000	3.000%
Mississippi	03/01/27	10,000,000	2.300%
Mississippi 2003	07/01/28	10,000,000	Variable
Mississippi 2004	03/01/29	10,000,000	3.350%
Mobile, AL Series 2003	10/01/28	4,175,000	Variable
Nashville (Tennessee)	08/01/31	10,000,000	4.100%
Nebraska Series 2003A	11/01/33	10,000,000	Variable
Nevada	10/01/14	10,000,000	4.550%
New Jersey	11/01/13	20,000,000	4.000%
New Jersey 2004 A-1	06/01/15	10,000,000	2.850%
New Jersey 2004 A-2	06/01/15	15,000,000	5.300%
New York City 1997	12/01/17	20,000,000	Variable
New York Series 2002	05/01/12	31,000,000	4.000%
New York Series 2002 B	05/01/19	25,000,000	Variable
New York Series 2004A	07/01/17	20,000,000	4.450%
North Sumter, AL Series 2003	10/01/28	4,350,000	Variable
Ohio Series 2003	03/01/21	1,450,000	Variable
Ohio WDA	11/01/22	45,865,000	4.850%
Ohio WDA 2004	07/01/21	15,000,000	4.500%
Okeechobee	03/01/05	1,750,000	Variable
Okeechobee	03/01/06	1,750,000	Variable
Okeechobee	08/01/24	15,000,000	Variable
Okeechobee 2004A	07/01/39	15,970,000	4.200%
Rhode Island	04/01/16	8,000,000	2.750%
Richland (SC)	06/01/15	10,000,000	Variable
Savannah 2004A	07/01/16	5,000,000	5.500%
Schuylkill/Pine Grove	10/01/19	11,700,000	5.100%
South Carolina 2003A	07/01/24	15,000,000	Variable
Southwestern Illinois	10/01/27	4,700,000	Variable
State of New Hampshire	05/01/27	20,000,000	2.900%
State of New Hampshire	09/01/12	20,000,000	Variable
State of New Hampshire 2003	08/01/24	15,000,000	2.900%
Sussex Co.	06/01/28	10,000,000	5.125%
Sussex Co. Virginia	09/01/27	10,000,000	Variable
Tennessee 2003	07/01/33	25,000,000	Variable
Travis County 2003C	05/01/28	12,000,000	3.200%
Valley Facility (MidAm)	05/01/18	24,400,000	5.100%
Washington 2000-H	10/01/25	13,650,000	Variable
Washington 2000-I	10/01/25	13,650,000	Variable

		Estimated Amount at
Tax Exempt Revenue Bonds	Maturity Date	10/15/04	Interest Rate
Washington 2000-L	12/01/25	7,235,000	Variable
Washington 2001-C	02/01/26	22,000,000	Variable
Washington 2002-D	07/01/30	20,000,000	Variable
Washington 2002-E	10/01/27	20,000,000	Variable
Wisconsin Series 2003A	04/01/16	50,000,000	2.500%
Wood County, WV	04/01/24	6,580,000	Variable
Yavapai (2003A-1)	03/01/28	20,000,000	3.650%
Yavapai (2003A-2)	03/01/28	17,420,000	4.450%
Yavapai (Arizona)	06/01/27	30,000,000	4.625%

Total Tax Exempt Bonds		1,760,536,792

		Estimated Amount at
Tax Exempt Project Bonds	Maturity Date	10/15/04	Interest Rate
Claremont Bonds	07/01/05	1,485,000	5.100%
Claremont Bonds	07/01/06	1,620,000	5.200%
Claremont Bonds	07/01/07	3,100,000	5.300%
Concord Debt Series A	01/01/18	31,315,000	Variable
Concord Debt Series B	01/01/18	4,925,000	Variable
Gloucester Bonds	12/01/09	32,585,000	6.850%
Gloucester Bonds	12/01/09	6,930,000	7.000%
Westchester Debt	07/01/05	8,630,000	5.400%
Westchester Debt	07/01/06	9,080,000	5.500%
Westchester Debt	07/01/07	14,695,000	5.600%
Westchester Debt	07/01/08	15,425,000	5.700%
Westchester Debt	07/01/09	16,225,000	5.750%
Westchester Debt	07/01/05	7,290,000	5.000%
Westchester Debt	07/01/06	7,845,000	5.130%
Westchester Debt	07/01/07	7,890,000	5.200%
Westchester Debt	07/01/08	3,405,000	6.000%
Westchester Debt	07/01/09	8,300,000	5.500%
Net Premium on Westchester		(5,745)
North Broward	12/01/04	11,765,000	5.000%
North Broward	12/01/05	12,975,000	5.000%
North Broward	12/01/06	14,315,000	5.000%
North Broward	12/01/07	15,805,000	5.000%
North Broward	12/01/08	22,190,000	5.500%
North Broward	12/01/09	17,040,000	5.380%
North Broward	12/01/10	17,955,000	5.380%
North Broward	12/01/11	15,480,000	4.500%

		Estimated Amount at
Tax Exempt Project Bonds	Maturity Date	10/15/04	Interest Rate
Premium on North Broward		2,948,137
South Broward	12/01/04	14,010,000	5.000%
South Broward	12/01/05	15,430,000	5.000%
South Broward	12/01/06	17,010,000	5.000%
South Broward	12/01/07	18,755,000	5.000%
South Broward	12/01/08	26,225,000	5.500%
South Broward	12/01/09	20,240,000	5.380%
South Broward	12/01/10	21,330,000	5.380%
South Broward	12/01/11	14,865,000	4.500%
Premium on South Broward		3,475,678
North Andover		44,278,100	6.300%
Discount on North Andover		(92,400)
Massachusetts	05/01/27	10,000,000	Variable
Other Project Bonds	Various Maturities	5,300,000	9.250%

Total Project Bonds		$522,038,770

Other Indebtedness
Wheelabrator LLC Bonds – NE Maryland	01/01/05	16,175,000	7.200%
Wheelabrator LLC Bonds – NE Maryland	01/01/06	17,440,000	7.200%
Wheelabrator LLC Bonds – NE Maryland	01/01/07	14,890,000	7.200%
Wheelabrator LLC Bonds – CRRA	01/01/05	3,900,000	4.750%
Wheelabrator LLC Bonds – CRRA	07/01/05	12,000,000	5.000%
Wheelabrator LLC Bonds – CRRA	01/01/06	2,000,000	4.875%
Wheelabrator LLC Bonds – CRRA	07/01/06	15,000,000	5.375%
Wheelabrator LLC Bonds – CRRA	01/01/07	18,200,000	5.000%
Wheelabrator LLC Bonds – CRRA	01/01/08	4,500,000	5.000%
Wheelabrator LLC Bonds – CRRA	07/01/08	15,000,000	5.500%
Wheelabrator LLC Bonds – CRRA	01/01/09	13,225,000	5.125%
Millbury	Various Maturities	29,867,345
Other Notes and capital leases		453,503,023

Total Other Indebtedness		$615,700,368

Total Indebtedness		$4,175,327,603